EXHIBIT 99.1
FOURTH AMENDED AND RESTATED LOAN AGREEMENT
     THIS FOURTH AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2009, by and among MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), and GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), the assignee of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”); and has reference to the following facts and circumstances:
     A. Borrower and US Bank previously entered into the Third Amended and Restated Term Loan Agreement, dated as of November 10, 2006, as subsequently amended by the First Amendment to Third Amended and Restated Loan Agreement, dated March 20, 2007, the Second Amendment to Third Amended and Restated Loan Agreement, dated June 30, 2007, and the Third Amendment to Third Amended and Restated Loan Agreement, dated September 7, 2007 (collectively, as amended, the “Original Loan Agreement”), and Borrower previously executed a Revolving Credit Note, dated as of November 10, 2006 in the principal amount of $15,000,000 in favor of US Bank, a Term Loan Promissory Note, dated as of November 10, 2006 in the principal amount of $15,000,000 in favor of US Bank, a Term Loan B Promissory Note, dated as of September 7, 2007 in the principal amount of $5,000,000 in favor of US Bank and a Term Loan C Promissory Note, dated as of September 7, 2007 in the principal amount of $5,000,000 in favor of US Bank (collectively, the “Purchased Notes”).
     B. As of December 23, 2008, Lender purchased the Purchased Notes from US Bank and US Bank assigned all of its rights and interests in and to the Original Loan Agreement, the Purchased Notes and all documents and agreements related thereto to Lender.
     C. On December 31, 2008, Lender made an additional loan to Borrower, and Borrower executed a Secured Demand Promissory Note, dated December 31, 2008, in the principal amount of $7,552,000 in favor of Lender (the “First Secured Demand Note”).
     D. On February 5, 2009, Lender made an additional loan to Borrower, and Borrower executed a $4,000,000 Secured Demand Note, dated February 5, 2009, in the principal amount of $4,000,000 in favor of Lender (the “Second Secured Demand Note,” and together with the First Secured Demand Note, the “Secured Demand Notes”).
     E. Lender and Borrower desire to amend and restate the Original Loan Agreement in its entirety as set forth herein so as, among other things, to enable Borrower to borrow funds on a revolving basis pursuant to the terms hereof, to grant Lender additional Collateral (as defined herein) and to restructure the indebtedness represented by the Secured Demand Notes as a Revolving Loan (as defined herein).
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree and promise as follows:

SECTION 1 — DEFINITIONS.
     In addition to the terms defined elsewhere in this Agreement or in any Exhibits or Schedules hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):
     Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower, any Subsidiary Bank Holding Company or any Subsidiary Bank directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company, or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.
     Act shall have the meaning ascribed thereto in Section 8.18.
     Actual Order shall have the meaning ascribed thereto in Section 7.12.
     Attorneys’ Fees means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys engaged by Lender (including, without limitation, attorneys who are employees of Lender) from time to time to represent Lender (a) in the preparation or amendment of this Agreement and the other Transaction Documents, (b) in any litigation, contest or proceeding or to take any other action in or with respect to any litigation, contest or proceeding (whether instituted by Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, Borrower, any Subsidiary Bank, any Subsidiary Holding Company or any other Obligor, (c) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral and (d) to enforce any of Lender’s rights to collect any of the Obligations.
     Borrower’s Interest Expense shall mean, for the period in question, the interest expense Borrower incurs on its Indebtedness.
     Borrower Pledge shall mean the Amended and Restated Stock Pledge Agreement (Borrower), in the form attached hereto as Exhibit A, dated as of the date hereof executed by Borrower and delivered to Lender pursuant to Section 3 hereof as the same may from time to time be amended.
     Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Lender.
     Capital Guidelines shall have the meaning ascribed thereto in Section 5.11.

     Capitalized Lease shall mean any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee.
     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.
     Collateral shall have the meaning ascribed to such term in the Borrower Pledge, the Subsidiary Pledges and the Collateral Assignment and shall include all proceeds thereof.
     Collateral Assignment shall mean the Collateral Assignment of Debenture, Security Agreement and Stock, dated as of the date hereof executed by Borrower and delivered to Lender pursuant to Section 3 hereof as the same may from time to time be amended.
     Consolidated Fixed Charge Coverage Ratio shall mean for the measurement period in question, the ratio of: (a) the sum of (i) Consolidated Net Income, plus (ii) Borrower’s Interest Expense, plus (iii) non-cash items included in operating expenses, minus (iv) non-cash items included in Consolidated Net Income, minus (v) Distributions; to (b) the sum of (i) $774,181.26 multiplied by the number of fiscal quarters included in such measurement period, plus (ii) Borrower’s Interest Expense during such measurement period, all determined in accordance with GAAP.
     Consolidated Net Income shall mean the after-tax net income (or loss) of Borrower and its Consolidated Subsidiaries for the period in question, determined on a consolidated basis and in accordance with GAAP.
     Consolidated Subsidiary shall mean with respect to any Person at any date, any subsidiary (including with respect to the Borrower, each Subsidiary Bank Holding Company and each Subsidiary Bank) or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with GAAP.
     Contribution shall have the meaning ascribed thereto in Section 5.09.
     CPP shall have the meaning ascribed thereto in Section 4.15.
     Debenture shall mean that certain Secured Convertible Debenture Due June 30, 2010, executed by Mid-America Bancorp in favor of Borrower.
     Debenture Security Agreement shall mean that certain Security Agreement, dated April 30, 2009, executed by Mid-America Bancorp in favor of Borrower, granting Borrower a security interest in all of the issued and outstanding stock of Heartland Bank.
     Default shall mean an event or condition the occurrence of which would, with the lapse of time, the giving of notice, or both, become or constitute an Event of Default as defined in Section 7 hereof.

     Distribution in respect of any corporation shall mean: (a) dividends or other distributions on capital stock of the corporation; and (b) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).
     Draft Order shall have the meaning ascribed thereto in Section 7.12.
     EESA shall have the meaning ascribed thereto in Section 5.06.
     Environmental Laws shall have the meaning ascribed thereto in Section 8.04.
     Environmental Lien shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under any Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of a hazardous or toxic waste, substance or constituent or other substance into the environment.
     Equity Capital shall mean, with respect to any Person, the sum of the common stock, perpetual preferred stock (meaning preferred stock with no maturity date and which may not be redeemed at the option of the holder), paid-in surplus and retained earnings of such Person, all determined in accordance with GAAP, less the sum of the total of goodwill and other intangible assets of such Person, if any.
     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time (references to sections of ERISA shall be construed to also refer to any successor sections).
     ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.
     Event of Default shall have the meaning ascribed thereto in Section 7.
     FDIC shall mean have the meaning ascribed thereto in Section 7.12.
     GAAP shall mean, at any time, generally accepted accounting principles consistently applied at such time in the United States.
     Guaranty shall mean each Guaranty Agreement in the form attached hereto as Exhibit B, dated as of the date hereof executed by each Subsidiary Holding Company and delivered to Lender pursuant to Section 3 hereof as the same may from time to time be amended; and Guaranties shall mean some or all of the foregoing.
     Heartland Bank shall mean Heartland Bank, a Kansas banking corporation.
     Heartland Order shall have the meaning ascribed thereto in Section 7.12.

     HNB shall mean HNB Financial Services, Inc., a Missouri corporation.
     Holding Company shall have the meaning ascribed thereto in Section 5.09.
     Indebtedness of any Person shall mean and include all obligations of such Person which in accordance with GAAP are or should be classified upon a balance sheet of such Person as liabilities of such Person, any and all contingent obligations (other than those incurred in the ordinary course of banking business), indebtedness and/or liabilities of such Person, whether or not reflected on the balance sheet of such Person (including guaranties) and any and all obligations of such Person under any Capitalized Lease.
     Indemnified Liabilities shall have the meaning ascribed thereto in Section 8.05.
     Indemnitees shall have the meaning ascribed thereto in Section 8.05.
     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, lien or other encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes.
     Loan shall mean each Revolving Loan and each Term Loan; and Loans shall mean any or all of the foregoing.
     Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower, any Subsidiary Bank, any Subsidiary Holding Company and/or any Consolidated Subsidiary, (b) material impairment of the ability of Borrower, any Subsidiary Holding Company and/or any Subsidiary Bank to perform any of its obligations under this Agreement, the Notes, or any of the other Transaction Documents or (c) material impairment of the enforceability of the rights of, or benefits available to, Lender under this Agreement, the Notes, or any of the other Transaction Documents.
     Mid-America Bancorp shall mean Mid-America Bancorp, Inc., a Kansas corporation.
     Minority-Owned Bank shall mean each of Integrity Bank, a Florida banking corporation; Premier Bancshares, Inc., a Missouri corporation; Premier Community Bank of the Emerald Coast, a Florida banking corporation; Paragon National Bank, a national banking association; Integrity Bancshares, Inc., a Georgia corporation; Enterprise Financial Services Corp., a Delaware corporation; Solera National Bancorp, Inc., a Delaware corporation; Manhattan Bancorp, Inc., a California corporation; and Brookhaven Bank, a Georgia banking corporation; and Minority-Owned Banks shall mean some or all of the foregoing.
     MOU shall have the meaning ascribed thereto in Section 7.12.
     Multiemployer Plan shall mean a “multiemployer plan” as defined in Section 4001(a) (3) of ERISA which is maintained for employees of Borrower, any Subsidiary Holding Company, any other Obligor, any ERISA Affiliate or any Subsidiary Bank.

     Non-Performing Assets shall mean, with respect to any Person, assets which: (a) constitute or are classified as other real estate owned (as such term is defined in the guidelines, rules and regulations of The Board of Governors of the Federal Reserve Board pertaining to capital adequacy in effect from time to time), (b) in the case of a particular asset, is (at the time of such calculation) classified as a loan or other extension of credit (1) which has been placed on nonaccrual status (regardless of whether such classification is internal or as reported to or directed by any Regulatory Agency) or has been required to be so placed by any Regulatory Agency, (2) the obligee of which has reduced the agreed interest rate, reduced the principal or interest obligation, extended the maturity, applied interest payments to reduce principal, capitalized interest or otherwise renegotiated the terms of the obligations based upon the actual or asserted inability of the Obligor or Obligors of such loans to perform their obligations pursuant to the agreements with the obligee prior to such modification or renegotiation, or which has been otherwise classified as renegotiated pursuant to guidelines now or hereafter established by the Federal Financial Institutions Examination Council, or (3) with respect to which any payment of any principal or interest is past due for a period of ninety (90) days or more, or (c) all other “Non-Performing Assets,” as reported in the then most recent reports filed with the applicable Regulatory Agency for the relevant entity.
     Note shall mean each of the Revolving Note and each Term Note; and Notes shall mean any or all of the foregoing.
     Obligations shall mean any and all indebtedness, liabilities and obligations of Borrower, any Subsidiary Holding Company and/or any Subsidiary Bank to Lender under the Notes, this Agreement, the Borrower Pledge, any Subsidiary Pledge, any Guaranty, the Collateral Assignment, any of the other Transaction Documents or any other agreement, instrument or document heretofore, now or hereafter executed and delivered by Borrower, any Subsidiary Holding Company and/or any Subsidiary Bank to Lender, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys’ Fees incurred or to be incurred in connection therewith.
     Obligor shall mean Borrower, each Subsidiary Holding Company, each Subsidiary Bank and each other Person who is or shall become primarily or secondarily liable on any of the Obligations or who grants Lender a Lien upon any Property or assets of such Person as collateral for any of the Obligations.
     Participant shall have the meaning ascribed thereto in Section 8.12(b).
     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
     Pension Plan shall mean any “pension plan” as such term is defined in Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is established or maintained by Borrower, any Subsidiary Holding Company, any other Obligor, any ERISA Affiliate or any Subsidiary Bank other than a Multiemployer Plan.

     Person shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization or association, and a government or agency or political subdivision thereof.
     Primary Capital shall mean, with respect to any Person, the Equity Capital of such Person plus the total allowance for possible loan and lease losses of such Person, all as determined in accordance with GAAP.
     Prior Agreements shall have the meaning ascribed thereto in Section 4.17.
     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, all Collateral. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as the case may be, shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
     Regulatory Agency shall mean any Federal, state or local governmental, regulatory or administrative agency, authority, entity or official having jurisdiction over the banking or other related activities of Borrower, any Subsidiary Holding Company and/or any Subsidiary Bank, including, without limitation (to the extent applicable), the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the United States Securities and Exchange Commission, the Illinois Department of Financial and Professional Regulation, the Florida Office of Financial Regulation, the Missouri Division of Finance, and the Kansas Office of State Bank Commissioner.
     Related Party shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower, or any Subsidiary Holding Company or Subsidiary Bank. The term “control” shall mean the possession, directly or indirectly, of the power to vote Ten Percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     Released Parties shall have the meaning ascribed thereto in Section 4.17.
     Reportable Event shall have the meaning given to such term in ERISA.
     Resolutions shall have the meaning ascribed thereto in Section 5.09.
     Revolving Credit Commitment shall mean $15,000,000.
     Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending December 31, 2009.
     Revolving Loan and Revolving Loans shall have the meanings ascribed thereto in Section 2.01(a).

     Revolving Note shall have the meaning ascribed thereto in Section 2.03(a)
     Royal Palm shall mean Royal Palm Bancorp, Inc., a Florida corporation.
     Royal Palm Bank shall mean The Royal Palm Bank of Florida, a Florida banking corporation.
     Royal Palm MOU shall have the meaning ascribed thereto in Section 7.12.
     Solvent shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at this time, it is intended that such liabilities will be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     Subject Persons shall have the meaning ascribed thereto in Section 5.09.
     Subsidiary Bank shall mean, each of: Heartland Bank; Brown County State Bank, an Illinois banking corporation; Marine Bank & Trust, an Illinois banking corporation; Mercantile Bank, an Illinois banking corporation; Royal Palm Bank; and HNB National Bank, a national banking association; and Subsidiary Banks shall mean some or all of the foregoing.
     Subsidiary Holding Company shall mean each of Royal Palm, HNB and Mid-America Bancorp; and Subsidiary Holding Companies shall mean some or all of the foregoing.
     Subsidiary Pledge shall mean each Amended and Restated Stock Pledge Agreement (Subsidiary), in the form attached hereto as Exhibit C, dated as of the date hereof, executed by each of Royal Palm, HNB, and Mid-America Bancorp, each delivered to Lender pursuant to Section 3 hereof and as may from time to time be amended; and Subsidiary Pledges shall mean some or all of the foregoing.
     Term Loan shall mean each of Term Loan A, Term Loan B, and Term Loan C; and Term Loans shall mean any or all of the foregoing.
     Term Loan A shall have the meaning ascribed thereto in Section 2.02(a).
     Term Loan B shall have the meaning ascribed thereto in Section 2.02(b).

     Term Loan C shall have the meaning ascribed thereto in Section 2.02(c).
     Term Note shall mean each of Term Note A, Term Note B, and Term Note C; and Term Notes shall mean any or all of the foregoing.
     Term Note A shall have the meaning ascribed thereto in Section 2.03(b).
     Term Note B shall have the meaning ascribed thereto in Section 2.03(b).
     Term Note C shall have the meaning ascribed thereto in Section 2.03(b).
     Third Party Collateral shall mean any Property or assets of any Obligor other than Borrower which secure the payment or performance of any of the Obligations.
     Transaction Documents shall mean this Agreement, the Notes, the Borrower Pledge, the Subsidiary Pledges, the Guaranties, the Collateral Assignment, the Assignment Agreement dated as of December 23, 2008 among Borrower, Lender and US Bank, a national banking association, the Waiver Agreement dated March 13, 2009, as amended, between Borrower and Lender, and all other agreements, documents, instruments and certificates connected with or otherwise relating to this Agreement or the Loans made hereunder, all as the same may from time to time be amended, modified, extended or renewed.
     USDT shall have the meaning ascribed thereto in Section 4.15.
SECTION 2 — THE LOANS
     2.01 Revolving Credit Commitment.
          (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender in its sole and absolute discretion may make such loans to Borrower (individually, a “Revolving Loan”; and collectively, the “Revolving Loans”) as Borrower may from time to time request pursuant to Section 2.01(b). Borrower hereby requests, and Lender hereby agrees to restructure the indebtedness represented by the Secured Demand Notes by having $11,522,000.000 representing the aggregate principal amount of the Secured Demand Notes converted into a Revolving Loan. Each other Revolving Loan under this Section 2.01(a) shall be for an aggregate principal amount of at least $500,000 or any larger multiple of $25,000. The aggregate principal amount of Revolving Loans which Lender may have outstanding under this Agreement as of any date shall not exceed the amount of Lender’s Revolving Credit Commitment as of such date. In no event shall the aggregate principal amount of all Revolving Loans outstanding as of any date exceed the amount of Lender’s Revolving Credit Commitment as of such date. Within the foregoing limits and in Lender’s sole and absolute discretion, Borrower may borrow under this Section 2.01(a), prepay under Section 2.04(f) and reborrow at any time during the Revolving Credit Period under this Section 2.01(a), subject to the limitations and procedures contained in this Section 2.01. All Revolving Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to Lender with respect thereto, shall be due and payable on the last day of the Revolving Credit Period.

          (b) Borrower shall give written notice to Lender by 10:00 a.m. (Quincy, Illinois time) on the Business Day of each advance of a Revolving Loan specifying (a) the date of such advance, which must be a Business Day, and (b) the aggregate principal amount of such advance. If Lender determines in its sole and absolute discretion that it desires to make a Revolving Loan pursuant to the terms of this Agreement and the conditions set forth in Section 3.02 are otherwise satisfied, Lender shall deliver the proceeds of the advance to an account identified to Lender by Borrower and Borrower shall execute such documents and instruments as reasonably requested by Lender. Borrower hereby irrevocably authorizes Lender to rely on telegraphic, telecopy, telex or written instructions of any individual identifying himself or herself as one of the individuals listed on Schedule 2.01(b) attached hereto (or any other individual from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to Lender) with respect to any request to make an advance or a repayment hereunder, and on any signature which Lender believes to be genuine, and Borrower shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to or arising out of or in connection with its decision to lend or not to lend funds pursuant to the terms of this Agreement or the acceptance of instructions for making advances or repayments hereunder.
          (c) If the amount of Lender’s Revolving Credit Commitment on any date is less than the aggregate principal amount of all Revolving Loans outstanding as of such date, Borrower shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by Borrower) to immediately repay the Revolving Loans (including any accrued interest on any principal repaid) in an amount sufficient to reduce the amount of the aggregate principal amount of all Revolving Loans outstanding as of such date to an amount equal to or less than the amount of Lender’s Revolving Credit Commitment.
     2.02 Term Loan Commitments.
          (a) Lender has acquired from US Bank and assumed all of US Bank’s right, title and interest in and to a term loan of Fifteen Million One Hundred Nine Thousand One Hundred Twelve Dollars and Fifty Cents ($15,109,112.50) (“Term Loan A”) initially made by US Bank to Borrower pursuant to the Original Loan Agreement. Term Loan A is not revolving in nature and any principal repaid on Term Loan A may not be reborrowed. The principal amount of Term Loan A shall be due and payable in two (2) consecutive quarterly installments in the amount of $375,000.00 each, due and payable on June 30, 2009 and September 30, 2009, and a final installment in the amount of the then outstanding and unpaid principal balance of Term Loan A due and payable on November 10, 2009.
          (b) Lender has acquired from US Bank and assumed all of US Bank’s right, title and interest in and to a term loan of Five Million Thirty Six Thousand Six Hundred Nine Dollars and Seventy Two Cents ($5,036,609.72) (“Term Loan B”) initially made by US Bank to Borrower pursuant to the Original Loan Agreement. Term Loan B is not revolving in nature and any principal repaid on Term Loan B may not be reborrowed. The principal amount of Term Loan B shall be due and payable in three (3) consecutive quarterly installments in the amount of

$125,000.00 each, due and payable on December 31, 2009, March 31, 2010, and June 30, 2010, and a final installment in the amount of the then outstanding and unpaid principal balance of Term Loan B due and payable on August 31, 2010.
          (c) Lender has acquired from US Bank and assumed all of US Bank’s right, title and interest in and to a term loan of Two Million Fourteen Thousand Nine Hundred Seventy Eight Dollars and Thirty Four Cents ($2,014,978.34) (“Term Loan C”) initially made by US Bank to Borrower pursuant to the Original Loan Agreement. Term Loan C is not revolving in nature and any principal repaid on Term Loan C may not be reborrowed. The principal amount of Term Loan C shall be due and payable in three (3) consecutive quarterly installments in the amount of $125,000.00 each, due and payable on December 31, 2009, March 31, 2010, and June 30, 2010, and a final installment in the amount of the then outstanding and unpaid principal balance of Term Loan C due and payable on August 31, 2010.
     2.03 Notes.
          (a) The Revolving Loans shall be evidenced by a revolving credit note of Borrower in substantially the form of Exhibit D attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed or restated, the “Revolving Note”). On the date hereof, Borrower shall execute and deliver to Lender a Revolving Note in a principal amount equal to the maximum amount of Lender’s Revolving Credit Commitment.
          (b) Term Loan A shall be evidenced by the Amended and Restated Term Loan A Promissory Note of Borrower dated as of the date hereof, and payable to the order of Lender in the original principal amount of $15,109,112.50, which note shall be in substantially the form of Exhibit E attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed or restated, “Term Note A”). Term Loan B shall be evidenced by the Amended and Restated Term Loan B Promissory Note of Borrower dated as of the date hereof, and payable to the order of Lender in the original principal amount of $5,036,609.72, which note shall be in substantially the form of Exhibit F attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed or restated, “Term Note B”). Term Loan C shall be evidenced by the Amended and Restated Term Loan C Promissory Note of Borrower dated as of the date hereof, and payable to the order of Lender in the original principal amount of $2,014,978.34, which note shall be in substantially the form of Exhibit G attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed or restated, “Term Note C”).
          (c) Lender shall record in its books and records the date and amount of each Loan made to Borrower and each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Loan made to Borrower hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     2.04 Interest Rates and Payments.
          (a) [RESERVED]
          (b) [RESERVED]
          (c) Interest on the Revolving Loans, Term Loan A, Term Loan B and Term Loan C shall accrue at a fixed annual rate of Seven and One-Half Percent (7.50%). Interest on the Revolving Loans shall be paid in consecutive quarterly installments due and payable on each February 10, May 10, August 10, and November 10 and on the last day of the Revolving Credit Period, with the first installment due and payable on August 10, 2009. Interest on each Term Loan shall be paid in consecutive quarterly installments due and payable on each February 10, May 10, August 10, and November 10 and on the maturity dates of the Term Notes, with the first installment due and payable on August 10, 2009. On the date of this Agreement, Borrower shall pay Lender $434,521.53, representing all accrued but unpaid interest as of the date hereof on the Purchased Notes and on the Secured Demand Notes.
          (d) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any Note and charged or collected pursuant to the terms of this Agreement or any other Transaction Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. If such a court determines that any amount of interest charged or received hereunder or under the other Transaction Documents is in excess of the highest applicable rate, any such excess shall be applied to any other obligations then due and payable by the Borrower under the Transaction Documents, whether principal, interest, fees or otherwise, and the remainder of such excess interest, if any, shall be refunded to the Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.
          (e) After the maturity of any Loan, whether by reason of acceleration or otherwise, or upon the occurrence of any Default or Event of Default, interest shall accrue on such Loan and shall be payable on demand on the entire outstanding principal balance thereof at an annual rate equal to Five Percent (5.0%) over and above the then existing rate(s). All payments shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
          (f) Borrower shall have the right to prepay any Revolving Loan in whole or in part at any time, provided: (i) all billed/due and unpaid interest shall accompany such prepayment; (ii) there is no Default or Event of Default at the time of prepayment and immediately after the making of the prepayment there is no Default or Event of Default; and (iii) all prepayments shall be credited and applied to the principal amount.
          (g) Borrower shall have the right to prepay the Term Loan A, Term Loan B or Term Loan C in whole or in part at any time, provided: (i) all billed/due and unpaid interest shall accompany such prepayment; (ii) there is no Default or Event of Default at the time of prepayment and immediately after the making of the prepayment there is no Default or Event of Default; (iii) all prepayments shall be credited and applied to the installments of principal in inverse order of their stated maturity, and (iv) such prepayment is in an amount of at least $100,000 or if less the entire aggregate remaining balance of principal and accrued interest outstanding on the Term Loan A, Term Loan B or Term Loan C, as applicable.
     2.05 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and all interest, fees and other amounts payable by Borrower under this Section 2 not later than 2:00 p.m. (Quincy, Illinois time) on the date when due, in Federal or other funds immediately available, to Lender at its address referred to in Section 8.07. Any such payment received by Lender after 2:00 p.m. (Quincy, Illinois time) shall be deemed to have been paid on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.
     2.06 Late Fees. If Borrower fails to make any payment of any principal of or interest on any Loan within ten (10) days after the same becomes due, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Lender under this Agreement and at law or in equity, Borrower shall pay Lender on demand with respect to each such late payment a late fee in an amount not to exceed Five Percent (5%) of each late payment.
SECTION 3 — CLOSING DELIVERIES
     3.01 Initial Closing. Contemporaneously with the execution of this Agreement, Lender shall have received the following, all in form and substance acceptable to Lender:
          (a) this Agreement and the Notes, each executed by a duly authorized officer of Borrower,
          (b) the Borrower Pledge, Subsidiary Pledges, collateral schedules, stock powers, UCC financing statements, and such other documents as Lender may require in connection with the Borrower Pledge and Subsidiary Pledges, each executed by a duly authorized officer of Borrower and/or the applicable Subsidiary Holding Company;
          (c) certificate representing all of the issued and outstanding shares of capital stock of Royal Palm, HNB and each Subsidiary Bank; 84,600 shares of common stock of Mid-America Bancorp; and all the shares of capital stock of each Minority-Owned Bank owned by Borrower, except for Integrity Bank, Paragon National Bank and Enterprise Financial Services Corp. which either shall be delivered or in lieu thereof shall be subject to a control agreement with the brokerage firm holding same in form satisfactory to Lender within 21 days of the date of this Agreement, said shares to be issued in Borrower’s name or a Subsidiary Holding Company’s name, as applicable, and accompanied by stock powers duly executed in blank by an authorized officer of Borrower or a Subsidiary Holding Company, as applicable;
          (d) the Guaranties, executed by a duly authorized officer of each Subsidiary Holding Company;
          (e) the Certificate of President, executed by the President of Borrower;

          (f) copies of resolutions of the Board of Directors of Borrower, and each Subsidiary Holding Company, duly adopted, which authorize the execution, delivery and performance of this Agreement and the other Transaction Documents, certified by the Secretary of Borrower and each Subsidiary Holding Company, as applicable.
          (g) copies of the Articles or Certificate of Incorporation of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, including any amendments thereto, certified by the Secretary of State of the state in which the applicable entity was organized;
          (h) copies of the Bylaws of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, including any amendments thereto, certified by the Secretary of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as applicable;
          (i) a certificate of good standing for Borrower, each Subsidiary Holding Company and each Subsidiary Bank issued by the Secretary of State of the state in which the applicable entity was organized and each other jurisdiction in which the failure to qualify and be in good standing could have a Material Adverse Effect;
          (j) an opinion of counsel from Schmiedeskamp, Robertson, Neu & Mitchell LLP, the counsel representing Borrower, the Subsidiary Holding Companies and the Subsidiary Banks, in the form acceptable to Lender;
          (k) evidence that no change in the financial condition of Borrower, any Subsidiary Holding Company or any Subsidiary Bank except as shown on Schedule 3.01(k) shall have occurred since December 31, 2008 that could have a Material Adverse Effect;
          (l) the insurance certificates required by Section 5.01 below;
          (m) any and all government or other third party consents necessary at the Lender’s sole discretion in order for the Borrower, any Subsidiary Holding Company or any Subsidiary Bank to consummate the transactions set forth in this Agreement or any of the other Transaction Documents;
          (n) the Collateral Assignment, executed by a duly authorized officer of Borrower;
          (o) the Debenture and the Debenture Security Agreement; and
          (p) such other agreements, documents, instruments, certificates and assurances as Lender may reasonably request.
     3.02 All Advances. Notwithstanding any provision contained in this Agreement to the contrary, the obligation of Lender to make a Revolving Loan under this Agreement shall be subject to the satisfaction of following conditions precedent:
          (a) no change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower, any Subsidiary Holding

Company or any Subsidiary Bank that could have a Material Adverse Effect shall have occurred since the date of this Agreement and be continuing;
          (b) all of the representations and warranties of Borrower contained in this Agreement and of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as applicable, in the other Transaction Documents shall be true and correct on and as of the date of the making of such advance as if made on and as of the date of the making of Revolving Loan;
          (c) on the date of, and immediately after the making of, such advance, no Default or Event of Default under this Agreement shall have occurred and be continuing;
          (d) Borrower, each Subsidiary Holding Company and each Subsidiary Bank shall be in full compliance with all of the terms and conditions of this Agreement and the other Transaction Documents;
          (e) after giving effect to the making of the Revolving Loan, the aggregate principal amount of all Revolving Loans shall not exceed the Revolving Credit Commitment;
          (f) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to Lender (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; and
          (g) Lender shall have received a notice of borrowing as required by Section 2.01(b) and Lender shall have approved such Revolving Loan in its sole and absolute discretion.
     Each request for a Loan by Borrower under this Agreement shall be deemed to be a representation and warranty by Borrower on the date of the making of such advance as to the facts specified in clauses (a), (b), (c) and (d) of this Section 3.02.
SECTION 4 — REPRESENTATIONS AND WARRANTIES
     To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender that:
     4.01 Corporate Existence and Power.
          (a) Borrower, each Subsidiary Holding Company and each Subsidiary Bank: (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on its business, financial condition or operations.
          (b) Borrower and each Subsidiary Holding Company is a “bank holding company” as defined in and within the meaning of 12 U.S.C. §1841(a), and as such Borrower and each Subsidiary Holding Company have filed all necessary reports with and received all necessary approvals from The Board of Governors of the Federal Reserve System.
          (c) Except as set forth in Schedule 4.01(c), (i) Heartland Bank is a banking corporation, validly existing and in good standing under the laws of the State of Kansas, has paid all fees due and owing to the State of Kansas and any and all other applicable Regulatory Agencies, is not subject to any order, memorandum or letter of agreement with any Regulatory Agency, and is an “insured bank” as defined in and within the meaning of 12 U.S.C. §1813; (ii) each of Brown County State Bank, an Illinois banking corporation, Marine Bank & Trust, an Illinois banking corporation, and Mercantile Bank, an Illinois banking corporation, is a banking corporation, validly existing and in good standing under the laws of the State of Illinois, has paid all fees due and owing to the State of Illinois and any and all other applicable Regulatory Agencies, is not subject to any order, memorandum or letter of agreement with any Regulatory Agency, and is an “insured bank” as defined in and within the meaning of 12 U.S.C. §1813, (iii) Royal Palm Bank is a banking corporation, validly existing and in good standing under the laws of the State of Florida, has paid all fees due and owing to the State of Florida and any and all other applicable Regulatory Agencies, is not subject to any order, memorandum or letter of agreement with any Regulatory Agency, and is an “insured bank” as defined in and within the meaning of 12 U.S.C. §1813; and (iv) HNB National Bank, a national banking association, is national banking association, validly existing and in good standing under the laws of the United States of America, has paid all fees due and owing to any and all Regulatory Agencies, is not subject to any order, memorandum or letter of agreement with any Regulatory Agency, and is an “insured bank” as defined in and within the meaning 12 U.S.C. §1813.
     4.02 Corporate Authorization. The execution, delivery and performance by Borrower, each Subsidiary Holding Company and each Subsidiary Bank of this Agreement, the Notes, Borrower Pledge, Subsidiary Pledges, the Guaranties, the Collateral Assignment, the Debenture, the Debenture Security Agreement and other Transaction Documents to which such Person is a party are within the corporate powers of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as applicable, and have been duly authorized by all necessary corporate action.
     4.03 Binding Effect. This Agreement, the Notes, Borrower Pledge, Subsidiary Pledges, the Guaranties, the Collateral Assignment, the Debenture, the Debenture Security Agreement and the other Transaction Documents have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights in general.
     4.04 Financial Statements. Borrower has furnished Lender with the following financial statements, identified by the principal financial officer of Borrower: (a) consolidated balance sheets and profit and loss statements of Borrower and its Consolidated Subsidiaries as of December 31, 2008, all certified by Borrower’s independent certified public accountants, which financial statements have been prepared in accordance with GAAP; (b) the Consolidated Financial Statements for Bank Holding Companies (FR Y-9C) of Borrower and its Consolidated Subsidiaries as of December 31, 2008; (c) the Parent Company Only Financial Statements for Large Bank Holding Companies (FR Y-9LP) for Borrower as of December 31, 2008; and (d) the

Consolidated Reports of Condition and Income For A Bank With Domestic Offices Only (FFIEC 041) of each Subsidiary Bank as of December 31, 2008, certified by the President or Chief Financial Officer of each Subsidiary Bank. Borrower further represents that: (1) said financial statements fairly present the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof, (2) except as set forth on Schedule 4.04, there has been no change in the condition or operation, financial or otherwise, of Borrower or any of its Consolidated Subsidiaries since December 31, 2008 that could have a Material Adverse Effect, and (3) neither Borrower nor any of its Consolidated Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements which could have a Material Adverse Effect.
     4.05 Litigation. Except as disclosed in Schedule 4.05 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary Holding Company or any Subsidiary Bank before any court, arbitrator or governmental, regulatory or administrative body, agency or official which could result in any change in the condition or operation, financial or otherwise, of Borrower, any Subsidiary Holding Company or any Subsidiary Bank that could have a Material Adverse Effect, and none of Borrower, any Subsidiary Holding Company or any Subsidiary Bank is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or governmental, regulatory or administrative body, agency or official which could have a Material Adverse Effect on Borrower, any Subsidiary Holding Company or any Subsidiary Bank.
     4.06 Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; none of Borrower, any Subsidiary Holding Company, any ERISA Affiliate or any Subsidiary Bank has withdrawn from any Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any Subsidiary Holding Company, any ERISA Affiliate or any Subsidiary Bank to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any Subsidiary Holding Company, any ERISA Affiliate, or any Subsidiary Bank of any material liability, fine or penalty; and none of Borrower, any Subsidiary Holding Company, any ERISA Affiliate or any Subsidiary Bank is a “contributing sponsor” as defined in Section 4001(a) (13) of ERISA of a “single-employer plan” as defined in Section 4001(a) (15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. None of Borrower, any Subsidiary Holding Company, any ERISA Affiliate or any Subsidiary Bank has any contingent liability with respect to any “employee welfare benefit plans”, as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.
     4.07 Tax Returns. Borrower, each Subsidiary Holding Company and each Subsidiary Bank has filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower, each Subsidiary Holding Company and each Subsidiary Bank, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect.

     4.08 Subsidiaries. Borrower, Subsidiary Holding Companies and Subsidiary Banks have no subsidiaries or investments in any other Person other than as identified on Schedule 4.08 attached hereto. Except as disclosed on Schedule 4.08 attached hereto, none of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, individually or collectively, owns or holds, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, limited liability company or other entity.
     4.09 Compliance With Other Instruments; None Burdensome. None of the execution, delivery or performance by Borrower, any Subsidiary Holding Company or any Subsidiary Bank of any Transaction Document to which such Person is a party, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, any Subsidiary Holding Company or any Subsidiary Bank, or any of the provisions of their Articles or Certificate of Incorporation or Association, or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower, any Subsidiary Holding Company or any Subsidiary Bank is a party or subject, or by which it or its Property is bound. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, the exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.
     4.10 Other Loans and Guarantees. Except as disclosed on Schedule 4.10 attached hereto, none of Borrower, any Subsidiary Holding Company or any Subsidiary Bank (except in the ordinary course of the banking business) is borrower, guarantor or Obligor with respect to any loan transaction, guarantee or other indebtedness for borrowed money, other than pursuant to this Agreement and the other Transaction Documents.
     4.11 Title to Property. Borrower, each Subsidiary Holding Company and each Subsidiary Bank are each the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower, each Subsidiary Holding Company and each Subsidiary Bank to conduct its business. None of Borrower, any Subsidiary Holding Company or Subsidiary Bank has signed (or authorized the filing of) any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 4.11 attached hereto or as permitted by Section 6.09.
     4.12 Regulation U. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     4.13 Environmental Matters. There are no disputes pending (nor, to the knowledge of Borrower, are there any disputes threatened nor, to the knowledge of Borrower, is there any basis therefor) affecting Borrower, any Subsidiary Holding Company or any Subsidiary Bank, whether or not in or before any court or arbitrator of any kind or involving any governmental or regulatory body, which, if adversely determined could, singly or in the aggregate, have a Material Adverse Effect on the business, Properties, assets, liabilities, financial condition, results of operations or business prospects of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, or on the ability of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, to perform its obligations under this Agreement, the Notes or any of the other Transaction Documents, relating to environmental matters, including, without limitation, any notice from any agency, state or Federal, that Borrower, any Subsidiary Holding Company or any Subsidiary Bank is a potentially responsible party for the cleanup of any environmental waste site, that Borrower, any Subsidiary Holding Company or any Subsidiary Bank is in violation of any environmental permit or regulation, that Borrower, any Subsidiary Holding Company or any Subsidiary Bank has been placed on any registry of solid or hazardous waste disposal sites, or of the expiration, revocation or denial of any environmental permit or other loss of interim status or other current authorization to operate any unit or portion of the facilities of Borrower, any Subsidiary Holding Company or any Subsidiary Bank. Further, no hazardous material or hazardous substance as defined in any Environmental Law has been placed, deposited, generated, stored or discharged on, at, or from any Property.
     4.14 Shares of Subsidiary Banks and Minority-Owned Banks. The authorized capital of each Subsidiary Holding Company and each Subsidiary Bank consists solely of the shares of common stock set forth on Schedule 4.14 attached hereto, having the par value set forth in Schedule 4.14. As of the date hereof, the sole legal and beneficial owner(s) of each Subsidiary Holding Company and each Subsidiary Bank is/are set forth in Schedule 4.14 and each such owner(s) own(s) all of the outstanding and issued shares of common stock of each applicable Subsidiary Bank. Except as set forth on Schedule 4.14, all shares of capital stock of each Subsidiary Holding Company, each Subsidiary Bank and each Minority-Owned Bank owned by Borrower and each Subsidiary Holding Company, as applicable, are owned free and clear of all Liens, warrants, options, proxies, restrictions on transfer, resale or other disposition (except those in favor of Lender and except for Heartland Bank shares which are pledged as security to Borrower). Without limiting the generality of the foregoing, except as set forth on Schedule 4.14 there are no stockholder agreements or similar agreements limiting the transfer of any shares of capital stock of any Subsidiary Holding Company, Subsidiary Bank or Minority-Owned Bank. All shares of capital stock of Borrower are validly issued, fully paid and nonassessable. All shares of capital stock of each Subsidiary Holding Company, each Subsidiary Bank and each Minority-Owned Bank owned either by Borrower or by a Subsidiary Holding Company, as the case may be, are all validly issued, fully paid and nonassessable; and each Borrower and each Subsidiary Holding Company has the unqualified right and power to grant a security interest in such shares without the consent of any other Person being required therefor. As of the date hereof, except as set forth on Schedule 4.14, there are no outstanding options, warrants or other agreements to issue any shares of any class of capital stock of Borrower, any Subsidiary Holding Company or any Subsidiary Bank.
     4.15 Compliance with Laws. Borrower, each Subsidiary Holding Company and each Subsidiary Bank is, and at all times since January 1, 2004 has been in full compliance with all applicable laws, statutes and regulations except for such events of non-compliance that would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower is a “Qualifying Financial Institution” as defined by the United States Department of the Treasury’s (“USDT”) TARP Capital Purchase Program (“CPP”) and is eligible to participate in the CPP.
     4.16 Solvency. The Borrower, each Subsidiary Holding Company and each Subsidiary Bank is and, after consummation of the transactions contemplated by this Agreement and the other Transaction Documents, will be Solvent.
     4.17 Additional Representations. In addition, to induce Lender to agree to the terms of this Agreement, Borrower, on behalf of itself and each Obligor, represents and warrants that as of the date of its execution of this Agreement there are no claims or offsets against or defenses or counterclaims to its obligations under this Agreement, any Transaction Document or any other agreement between or among the parties hereto executed prior to this Agreement (the “Prior Agreements”), and in accordance therewith it:
          (a) on behalf of its self and each Obligor, waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the date of its execution of this Agreement; and
          (b) releases and discharges Lender and its officers, directors, employees, agents, shareholders, affiliates and attorneys (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower or any Obligor ever had, now has, claims to have or may have against any Released Party arising prior to the date hereof and from or in connection with the Prior Agreements or the transactions contemplated thereby or hereby.
SECTION 5 — AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that, so long as any of the Obligations are outstanding, it will:
     5.01 Insurance. (a) Keep adequately insured, and cause each Subsidiary Holding Company and each Subsidiary Bank to keep adequately insured, by financially sound and reputable insurers acceptable to Lender and in amounts reasonably acceptable to Lender, all Property of, and the business of, each Borrower, each Subsidiary Holding Company and each Subsidiary Bank of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons and acceptable to Lender; and (b) cause each Subsidiary Holding Company, each Subsidiary Bank and any other banking subsidiary to maintain coverage under a banker’s blanket bond issued by a reputable insurer acceptable to Lender in an amount equal to the greater of the amount of coverage currently maintained by each Subsidiary Holding Company, each Subsidiary Bank and each other banking subsidiary or the minimum coverage recommended by the applicable Regulatory Agency(ies), plus such excess fidelity coverage as Lender may reasonably request from time to time. Promptly after Lender’s request therefor, Borrower shall provide Lender with evidence that each Subsidiary Holding Company and each Subsidiary Bank maintain the insurance required under this Section 5.01, and evidence of the payment of all premiums thereof. Borrower shall deliver certificates evidencing such insurance in a form approved by Lender to Lender on the date hereof and hereafter at Lender’s request and no less than annually.
Notice Required by the Illinois Collateral Protection Act: “Unless you provide us with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”
     5.02 Payment of Taxes. Duly file, and cause each Subsidiary Holding Company and each Subsidiary Bank to duly file, all Federal, state and local income tax returns and all other tax returns and reports of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as the case may be, which are required to be filed; and pay, and cause each Subsidiary Holding Company and each Subsidiary Bank to pay, when due, all taxes and governmental charges assessed against or upon Borrower, each Subsidiary Holding Company and each Subsidiary Bank, as the case may be, or upon their respective Properties, assets, income or franchises.
     5.03 Delivery of Financial and Other Information. Deliver to Lender:
          (a) As soon as practicable and in any event within forty five (45) days after the end of each fiscal quarter: (i) the Consolidated Reports of Condition and Income For A Bank With Domestic Offices Only (FFIEC 041) of each Subsidiary Bank, certified by the President or Chief Financial Officer of such Subsidiary Bank; (ii) the Consolidated Financial Statements for Bank Holding Companies (FR Y-9C) of Borrower and its Consolidated Subsidiaries certified by the President or Chief Financial Officer of Borrower and each Subsidiary Holding Company, and each Subsidiary Bank, respectively; and (iii) the Parent Company Only Financial Statements for Large Bank Holding Companies (FR Y-9LP) for Borrower and each Subsidiary Holding Company, certified by the President or Chief Financial Officer of Borrower and each Subsidiary Holding Company, respectively.
          (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated statements of operations and stockholders’ equity of Borrower and its Consolidated Subsidiaries for such year, consolidated statements of cash flow of Borrower and its Consolidated Subsidiaries for such year, and consolidated balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all such statements to be prepared in accordance with GAAP and reported and accompanied by the unqualified opinion of BKD, LLP or other independent certified public accountants selected by Borrower and acceptable to Lender together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred or is continuing, or if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrower’s compliance with the financial covenants contained in this Agreement;
          (c) Contemporaneously with the delivery of the financial statements pursuant to Sections 5.03(a) and (b) hereof and within thirty (30) days of the end of each other calendar month which does not coincide with the end of a fiscal quarter, a certificate in substantially the form of that attached hereto and made a part hereof as Exhibit H (with appropriate insertions), executed by the principal financial officer of Borrower;
          (d) As soon as practicable and in any event within forty five (45) days after each fiscal quarter, such financial statements of any Subsidiary Holding Company and/or any Subsidiary Bank as Lender shall reasonably request.
          (e) Promptly after filing with any Regulatory Agency, and in any event within five (5) days after the filing thereof, copies of all financial statements, reports, filings and other documents which Borrower, any Subsidiary Holding Company and/or Subsidiary Bank shall file with any Regulatory Agency;
          (f) On or before the thirtieth day of each calendar month following the end of each calendar quarter, and with respect to the immediately preceding calendar quarter, a written report of Borrower’s compliance with each requirement set forth in the MOU or Royal Palm MOU in a form and substance satisfactory to Lender in its reasonable discretion;
          (g) On or before the thirtieth day of each calendar month following the end of each calendar quarter, and with respect to the immediately preceding calendar quarter, a written report of Borrower’s compliance with each requirement set forth in the Heartland Order or the Actual Order in a form and substance satisfactory to Lender in its reasonable discretion;
          (h) Within five days of its occurrence, a written notice of any modification of, or amendment to, or of failure to comply with, the MOU, the Royal Palm MOU, the Heartland Order or the Actual Order in a form and substance satisfactory to Lender in its reasonable discretion;
          (i) Within five days of its occurrence, a written notice of any default occurring after the date hereof on any loan made by Borrower, any Subsidiary Holding Company or any Subsidiary Bank with an outstanding principal amount in excess of $1,000,000 in a form and substance satisfactory to Lender in its reasonable discretion;
          (j) On or before the twenty-first day of each calendar month, and with respect to the immediately preceding calendar month, a balance sheet and income statement prepared internally by Borrower, each Subsidiary Holding Company and Subsidiary Bank, respectively, in accordance with GAAP with respect to Borrower, each Subsidiary Holding Company and Subsidiary Bank in a form and substance satisfactory to Lender in its reasonable discretion; and
          (k) With reasonable promptness, such other financial information and data as Lender may from time to time reasonably request.
Lender is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower, any Subsidiary Holding Company and/or any Subsidiary Bank to any Regulatory Agency having jurisdiction over Lender, pursuant to any request therefore.
     5.04 Maintenance of Property. Maintain, and cause each Subsidiary Holding Company and each Subsidiary Bank to maintain, all Property, plants and equipment (except obsolete equipment) of Borrower, each Subsidiary Holding Company and each Subsidiary Bank in good operating order, and from time to time make, and cause each Subsidiary Holding Company and each Subsidiary Bank to make, all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the good operating order thereof shall be fully preserved and maintained.
     5.05 Inspection. Permit, and cause each Subsidiary Holding Company and each Subsidiary Bank to permit, any person designated by Lender to visit, inspect and audit any of the Properties, corporate books, loan documentation, loan portfolios, loan files and financial or other records of Borrower, each Subsidiary Holding Company and each Subsidiary Bank and to discuss the affairs, finances and accounts of Borrower, each Subsidiary Holding Company and each Subsidiary Bank with the principal officers of Borrower, each Subsidiary Holding Company and each Subsidiary Bank, all during normal business hours and upon 48 hours advance notice, and as often as Lender may reasonably request.
     5.06 Corporate Existence. Do or cause to be done all things necessary to (a) preserve and keep in full force and effect the corporate existence, rights and franchises of itself, each Subsidiary Holding Company and each Subsidiary Bank, (b) duly qualify itself, each Subsidiary Holding Company and each Subsidiary Bank to do business in all jurisdictions where the nature of Property owned or leased by Borrower, each Subsidiary Holding Company and each Subsidiary Bank, or the nature of the business of Borrower, each Subsidiary Holding Company and each Subsidiary Bank requires such qualification, (c) maintain its status and each Subsidiary Holding Company’s status as a “bank holding company” under and within the meaning of 12 U.S.C. §1841(a), (d) preserve and keep in full force and effect, and cause each Subsidiary Holding Company to preserve and keep in full force and effect, its existence, franchise and right to do business as a bank holding company and cause each Subsidiary Bank to preserve and keep in full force and effect its existence, franchise and right to do business as a national bank or a state banking corporation, as the case may be, under the laws of the jurisdiction of its incorporation, (e) maintain each Subsidiary Bank’s status as an “insured bank” as defined in, or within the meaning of, 12 U.S.C. §1813, and to otherwise maintain each Subsidiary Bank’s eligibility for federal deposit insurance, (f) maintain its eligibility to participate under the CPP, including taking all action necessary so that its executive compensation benefit plans, arrangements and agreements (including golden parachute agreements as defined in 26 U.S.C. 280G) comply with the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, Division A of Public Law

110-343, as amended (“EESA”) and any guidance or regulations issued pursuant to EESA and complying with all other applicable laws and regulations, and (g) to the extent Borrower participates in the CPP, comply with any and all applicable provisions of the CPP.
     5.07 Compliance with Law. Comply in all material respects with, and cause each Subsidiary Holding Company and each Subsidiary Bank to comply in all material respects with, any and all laws, ordinances and governmental and regulatory rules and regulations to which it, each Subsidiary Holding Company and each Subsidiary Bank is subject; and obtain, and cause each Subsidiary Holding Company and each Subsidiary Bank to obtain, any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of the Properties of itself, each Subsidiary Holding Company and each Subsidiary Bank, or to the conduct of the business of itself, each Subsidiary Holding Company and each Subsidiary Bank, which violation or failure to obtain might have a Material Adverse Effect.
     5.08 ERISA Compliance. If Borrower, any Subsidiary Holding Company or any Subsidiary Bank shall have, or in the future create, any Pension Plan, Borrower shall comply with, and shall cause each Subsidiary Holding Company or each Subsidiary Bank to comply with, all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, Borrower will not: (a) permit, or cause or allow any Subsidiary Holding Company or any Subsidiary Bank to permit, any Pension Plan maintained by it, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be, to engage in any nonexempt “prohibited transaction”, as such term is defined in Section 4975 of the Code; (b) permit, or cause or allow any Subsidiary Holding Company or any Subsidiary Bank, to permit, any Pension Plan maintained by it, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be, to incur any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA, 29 U.S.C. §1082, whether or not waived; (c) terminate, or cause or allow any Subsidiary Holding Company or any Subsidiary Bank to terminate, any such Pension Plan in a manner which could result in the imposition of a Lien on the Property of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be, pursuant to section 4068 of ERISA, 29 U.S.C. § 1368; or (d) take, or cause or allow any Subsidiary Holding Company or any Subsidiary Bank to take, any action which would constitute or give rise to a complete or partial withdrawal from a multi-employer plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA. Notwithstanding any provision contained in this Section 5.08 to the contrary, an act by Borrower, any Subsidiary Holding Company or any Subsidiary Bank shall not be deemed to constitute a violation of subparagraphs (a) through (d) hereof unless Lender determines in good faith that said action, individually or cumulatively with other acts of the Borrower, any Subsidiary Holding Company or any Subsidiary Bank, does have or is likely to cause a Material Adverse Effect. Borrower shall have the affirmative obligation hereunder to report to Lender any of those acts identified in subparagraphs (a) through (d) hereof, regardless of whether said act does or is likely to cause a Material Adverse Effect, and failure by Borrower to report such act promptly upon Borrower’s becoming aware of the existence thereof shall constitute an Event of Default hereunder.
     5.09 Assistance. Borrower shall take any and all action requested by Lender to enable R. Dean Phillips, certain trusts created for the benefit of the children and grandchildren of R. Dean Phillips or any of their affiliates or designees (collectively, the “Subject Persons”) to contribute equity of Borrower owned by such Subject Persons to any bank holding company designated by R. Dean Phillips (“Holding Company”) or to Lender (the “Contribution”), including assisting the Holding Company or Lender and their respective affiliates, officers and agents in preparing all governmental applications and filings necessary to allow such Contribution. Borrower hereby approves the transactions contemplated by the Transaction Documents and the Contribution by the Subject Persons and represents and warrants that its board of directors has approved the Transaction Documents and the Contribution on April 21, 2009 (the “Resolutions”).  Borrower has delivered to Lender true, correct and complete copies of the Resolutions, and such Resolutions remain in full force and effect.  Borrower acknowledges and agrees that the Resolutions and the execution of this Agreement by Borrower constitutes approval by the Borrower and its board of directors of the transactions contemplated by the Transaction Documents and of the Contribution.
     5.10 Board Representation. If R. Dean Phillips or any person nominated by him as a shareholder of the Borrower, such person being James Senty with respect to the election of directors at Borrower’s annual meeting scheduled for May 18, 2009, is not elected to the Borrower’s Board of Directors at such meeting or any subsequent annual meeting or is not at any time after May 19, 2009 serving as a director of the Borrower, then upon request of Lender, the Board of Directors of Borrower shall take all action necessary to appoint, and shall appoint, R. Dean Phillips or his designee a director of the Borrower, including increasing the size of the Board of Directors or obtaining the resignation of another director for such purpose.
     5.11 Capital Adequacy Guidelines. Comply with, and it will cause each Subsidiary Holding Company and each Subsidiary Bank to comply with, to the extent applicable, (a) the capital adequacy guidelines for bank holding companies of The Board of Governors of the Federal Reserve System as set forth in Appendices A, B, D and E to 12 C.F.R. Part 225, (b) the capital adequacy guidelines for state member banks of The Board of Governors of the Federal Reserve System as set forth in Appendices A, B and E to 12 C.F.R. 208 and in Appendix B to 12 C.F.R. Part 225, (c) the capital adequacy guidelines for state nonmember banks of the Federal Deposit Insurance Corporation as set forth in Appendices A and B to 12 C.F.R. Part 325, (d) the capital adequacy guidelines for national banking associations of the Office of the Comptroller of the Currency as set forth in Appendices A and B to 12 C.F.R. Part 3, and (e) the capital adequacy guidelines for savings associations of the Office of Thrift Supervision as set forth in 12 C.F.R. Part 567, as from time to time amended, or in any successor law, rule or regulation of similar import (collectively, the “Capital Guidelines”). In addition, Borrower will cause each Subsidiary Bank to maintain at all times during the Term of this Agreement a “well-capitalized” rating under the Capital Guidelines and 12 U.S.C. §1831o, as amended, reenacted or redesignated from time to time.
     5.12 [RESERVED]
     5.13 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 0.5 to 1.00 for the period from January 1, 2009 through June 30, 2009, as measured as of June 30, 2009; (ii) 0.5 to 1.00 for the period from January 1, 2009 through September 30, 2009, as measured as of September 30, 2009; and (iii) 1.10 to 1.00 for each four (4) consecutive fiscal quarter period ending on or after December 31, 2009.

     5.14 Notices. Notify Lender in writing of any of the following, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:
          (a) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower, any Subsidiary Holding Company or any Subsidiary Bank under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be, is a party or by which it is bound or to which it is subject within three (3) Business Days after learning of the occurrence thereof;
          (b) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any Subsidiary Holding Company, any Subsidiary Bank, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, in an amount of greater than $100,000 within three (3) Business Days after learning of the occurrence thereof;
          (c) Judgment. The entry of any judgment or decree against Borrower, any Subsidiary Holding Company or any Subsidiary Bank in an amount of greater than $100,000 within three (3) Business Days after learning of the occurrence thereof;
          (d) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate, any other Obligor, any Subsidiary Holding Company or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person to terminate any Pension Plan; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate, any other Obligor, any Subsidiary Holding Company or any Subsidiary Bank from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower, any other Obligor, any Subsidiary Holding Company or any Subsidiary Bank with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries within three (3) Business Days after learning of the occurrence thereof;
          (e) Change of Name. Any change in the name of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any Minority-Owned Bank within three (3) Business Days after learning of the occurrence thereof;
          (f) Change in Place(s) of Business. Any proposed opening, closing or other change of the chief executive office of Borrower, any Subsidiary Holding Company or the main banking branch of any Subsidiary Bank within three (3) Business Days after learning of the occurrence thereof;
          (g) Environmental Matters. Receipt of any notice that the operations of Borrower, any Subsidiary Holding Company or any Subsidiary Bank are not in full compliance with any of the requirements of any applicable Environmental Laws; receipt of notice that Borrower, any Subsidiary Holding Company or any Subsidiary Bank is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any Subsidiary Holding Company or any Subsidiary Bank are subject to an Environmental Lien;
          (h) Material Adverse Effect. The occurrence of any change in the business, operations or condition, financial or otherwise, of Borrower, any Subsidiary Holding Company or any Subsidiary Bank that could have a Material Adverse Effect within one (1) Business Day after learning of the occurrence thereof; and
          (i) Regulatory Matters. The issuance of any cease and desist order against Borrower, any Subsidiary Holding Company or any Subsidiary Bank and/or the entry of any memorandum of understanding or other agreement between Borrower, any Subsidiary Holding Company or any Subsidiary Bank and any Regulatory Agency and any amendment or modification of the foregoing, regardless of whether the same is voluntary or involuntary within one (1) Business Day after learning of the occurrence thereof.
     5.15 Utilization of Loan Proceeds. Utilize the proceeds of any advance made under any Loan solely (a) to repay Borrower’s existing Indebtedness with Lender, or (b) for other proper corporate purposes.
     5.16 Stockholders Equity. Maintain as of the last day of each calendar month a stockholders’ equity determined in accordance with GAAP greater than the difference between (i) $90 million and (ii) any write-down of goodwill from the value thereof as of March 13, 2009, to that date as determined in accordance with GAAP.
SECTION 6 — NEGATIVE COVENANTS
     Borrower covenants and agrees that, as long as any of the Obligations are outstanding, it will not, and it will not cause or permit any Subsidiary Holding Company or any Subsidiary Bank to, without the prior written consent of Lender:
     6.01 Indebtedness. Create, incur or maintain any Indebtedness except (a) Indebtedness due Lender, (b) the other Indebtedness described on Schedule 4.10, and (c) Indebtedness of Subsidiary Banks to creditors in the ordinary course of their banking business.
     6.02 Merger or Consolidation etc. (a) Merge into or consolidated with any other entity, or (b) cause or permit any material change in the ownership of Borrower or any Subsidiary Holding Company or any change in the ownership of any Subsidiary Bank, or in the identity of Borrower’s executive officers or directors (except for changes necessitated by death, incapacity, natural retirement or similar causes). In addition, Borrower shall not, and it shall not cause or permit any Subsidiary Holding Company or Subsidiary Bank to, directly or indirectly, make any Acquisitions or acquire any minority ownership interest in any other Person without Lender’s prior written consent.
     6.03 Transfer of Property. Sell, lease, transfer or otherwise dispose of any Property or assets of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be, except in the ordinary course of business.

     6.04 Distributions. Declare or incur any liability to make any Distribution in respect of the capital stock of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, except (a) each Subsidiary Bank shall be permitted to pay cash Distributions to its Subsidiary Holding Company and/or Borrower to the extent necessary to pay the Obligations then due and payable to Lender and which are actually applied toward payment of the Obligations; (b) each Subsidiary Holding Company shall be permitted to pay cash Distributions to Borrower to the extent necessary to pay the Obligations then due and payable to Lender and which are actually applied toward payment of the Obligations.
     6.05 Issuance of Stock, etc. Except as disclosed on Schedule 6.05 attached hereto, authorize or issue any new types, varieties or classes of capital stock of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, either preferred or common, voting or nonvoting, or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, or authorize or issue any additional shares of stock of any existing class of stock of Borrower, any Subsidiary Holding Company or any Subsidiary Bank, grant any person other than Lender any proxy for shares of any Subsidiary Holding Company, Subsidiary Bank or Minority-Owned Bank owned or held by Borrower or any Subsidiary Holding Company, or cause or allow Borrower, any Subsidiary Holding Company or any Subsidiary Bank to declare any stock splits or stock dividends or take any other action which could, directly or indirectly, decrease Lender’s or any of its affiliates ownership or economic interest in Borrower, Borrower’s ownership or economic interest in any Subsidiary Holding Company or any Subsidiary Bank.
     6.06 Capital Expenditures. Make any capital expenditures, enter into any Capitalized Leases or obtain any purchase money financing, except that Borrower, the Subsidiary Holding Companies and the Subsidiary Banks may make capital expenditures, acquire assets subject to purchase money liens given by Borrower, the Subsidiary Holding Company or Subsidiary Bank or retained by the seller thereof, and enter into Capitalized Leases; provided such expenditures and Capitalized Leases do not exceed Two Million Dollars ($2,000,000.00) in the aggregate on a combined basis during any consecutive twelve (12) month period during the term of this Agreement;
     6.07 Default. Allow to occur, or to continue unremedied, any act, event or condition which constitutes an event of default, or which, with the passage of time or giving of notice, or both, would constitute an event of default under, any agreement, document or instrument to which Borrower, any Subsidiary Holding Company or any Subsidiary Bank is a party or by which Borrower, any Subsidiary Holding Company or any Subsidiary Bank may be bound.
     6.08 Investments. Make any advances or loans or extensions of credit to, purchase any stock, bonds, notes, debentures or other securities of, make any expenditures on behalf of or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of, any Person, except (a) such guarantees, loans, advances and/or investments made by Subsidiary Banks in the ordinary course of their banking business (whether or not such investments fall within any of the other exceptions set forth in clauses (b) or (c) below), (b) investments in certificates of deposit or other short-term direct obligations of any commercial bank located in the United States of America having capital resources in excess of $20,000,000.00 (provided, however, that such certificates of deposit, and/or other short-term direct obligations shall mature not more than one

(1) year from the date of acquisition thereof), (c) investments in obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States (provided, however, that such obligations shall mature not more than one (1) year from the date of acquisition thereof), and (d) shares of stock, obligations and/or other securities received in settlement of claims arising in the ordinary course of business.
     6.09 Liens. Create, incur, assume, permit the imposition of or allow the continuance of any Lien on any of the Property or assets of Borrower, any Subsidiary Holding Company or any Subsidiary Bank (including the stock of any Subsidiary Holding Company, any Subsidiary Bank or Minority-Owned Bank), except for (i) Liens securing government deposits at Subsidiary Banks; (ii) Liens on Property or assets acquired by any of Subsidiary Banks by foreclosure or by deed in lieu of foreclosure; (iii) liens expressly given to Lender or permitted, or consented to, by Lender; (iv) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000, other than liens bonded or insured to the reasonable satisfaction of Lender; (v) liens for taxes not yet due and payable or which are being diligently contested in good faith by Borrower, any Subsidiary Holding Company or any Subsidiary Bank by appropriate proceedings; and (vi) the Liens listed on Schedule 4.11 attached hereto.
     6.10 Subsidiaries and Related Companies. Other than as permitted by this Agreement or with the consent of Lender (a) transfer any Property to any Related Party, (b) purchase or sign any agreement to purchase any securities of any Related Party (whether debt, equity or otherwise), underwrite or guarantee the same, or otherwise become obligated with respect thereto, or (c) take any other action or permit any action to be taken with respect to any Related Party which would jeopardize either Borrower’s ability to repay the Loans, or any portion thereof, as the same becomes due and payable, or the security given to Lender with respect to the Loans.
     6.11 Alterations; Use. Alter or modify in any material respect, or demolish, rezone or change the use of all or any material portion of any Property.
     6.12 Non-Performing Assets. Permit the aggregate amount of Non-Performing Assets of all Subsidiary Banks on a combined basis to equal or exceed (i) Thirty-Six Percent (36%) of the then Primary Capital of all Subsidiary Banks, as determined according to GAAP, at any time from the date of this Agreement through September 30, 2009, or (ii) Eighteen Percent (18%) of the then Primary Capital of all Subsidiary Banks, as determined according to GAAP, at any time from and after October 1, 2009.
     6.13 Nature of Business. Conduct or engage in any business if, as a result thereof, the general nature of the business which would thereafter be engaged in by Borrower, any Subsidiary Holding Company or Subsidiary Bank, as the case may be, would be substantially changed from the general nature of the business engaged in on the date of this Agreement by Borrower, any Subsidiary Holding Company or any Subsidiary Bank, as the case may be.
     6.14 Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     6.15 Management and Employment Contracts. Except for the agreements described in Schedule 6.15, enter into, or allow any Subsidiary Bank or Subsidiary Holding Company to enter into, any written management agreements or written employment contracts or any other similar contracts or agreements providing for total compensation in excess of $6,000,000 in the aggregate for all such contracts and agreements during any consecutive twelve (12) month period during the term of this Agreement, unless the same are terminable by Borrower or such Subsidiary Bank or Subsidiary Holding Company without penalty at any time in its sole and absolute discretion.
     6.16 Use of Proceeds. Without Lender’s prior written consent, permit any proceeds of any Loans to be used either directly or indirectly for the purpose (whether immediate, incidental or ultimate) of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as from time to time amended.
SECTION 7 — EVENTS OF DEFAULT
     If any of the following (each, an “Event of Default”) shall occur and be continuing, unless otherwise waived in writing by Lender:
     7.01 Borrower shall fail to pay any of the Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise, and any such failure shall remain unremedied for five (5) days;
     7.02 Any representation or warranty of Borrower, any Subsidiary Holding Company and/or Subsidiary Bank made in this Agreement or in any of the other Transaction Documents or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any respect when made or effected;
     7.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 5.03, 5.05, 5.06(c) — (f), 5.09, 5.10, 5.11, 5.13, 5.14, 5.15, 5.16 or Section 6 hereof;
     7.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement or any other Transaction Document, and any such failure shall remain unremedied for fifteen (15) days after the earlier of (a) written notice of default is given to Borrower by Lender or (b) any executive officer of Borrower obtaining actual knowledge of such failure;
     7.05 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability hereof or thereof shall be contested or denied by Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any Obligor, or if Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any Obligor shall deny that it has any further liability or obligation hereunder or thereunder or if Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any Obligor shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Transaction Documents (other than this Agreement);

     7.06 An “Event of Default” (as defined therein) shall occur under or within the meaning of any Borrower Pledge, any Subsidiary Pledge or the Collateral Assignment;
     7.07 [RESERVED];
     7.08 Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, or of a substantial part of its Property or assets, (d) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (g) become insolvent in either the equity or bankruptcy sense of the term or (h) take any corporate or other action for the purpose of effecting any of the foregoing;
     7.09 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor or (c) the winding-up or liquidation of Borrower, any Subsidiary Holding Company, any Subsidiary Bank, or any other Obligor; and any such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;
     7.10 Any Subsidiary Holding Company, Subsidiary Bank or any Minority-Owned Bank in which Borrower carries an equity interest greater than $1,000,000 in value (other than Integrity Bank, a Florida banking corporation) shall be placed in receivership or taken over by any Regulatory Agency;
     7.11 Any Regulatory Agency shall notify any Subsidiary Bank that its capital has been impaired and such Subsidiary Bank does not cure such impairment within five (5) Business Days after receipt of such notice;
     7.12 (i) Any Subsidiary Bank shall cease to be an “insured bank” under or within the meaning of the Federal Deposit Insurance Act of 1959, as amended; or (ii) a cease and desist order, memorandum of understanding or other agreement shall be issued by any Regulatory Agency against or affecting any Subsidiary Holding Company, any Subsidiary Bank (other than Heartland Bank and Royal Palm Bank) or any other Obligor (except Borrower) which (in Lender’s reasonable opinion) has or could have a Material Adverse Effect on the business, operation or condition, financial or otherwise, of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor; or (iii) the Memorandum of Understanding issued by the Federal Reserve Bank of St. Louis on March 17, 2009 with respect to Borrower is modified or amended in any manner (the “MOU”) that makes the same more burdensome upon, more restrictive of, or imposes new conditions, limitations or requirements on Borrower as determined in the sole discretion of Lender, or (iv) the Memorandum of Understanding issued by the Florida Office of Financial Regulation on September 30, 2008 with respect to Royal Palm Bank (the “Royal Palm MOU”) is modified or amended in any manner that makes the same more burdensome upon, more restrictive of, or imposes new conditions, limitations or requirements on Royal Palm Bank as determined in Lender’s sole discretion or the cease and desist order expected to be issued by the Federal Deposit Insurance Company (“FDIC”) and the Florida Office of Financial Regulation (the “Actual Order”) varies in any manner from the draft cease and desist order attached hereto as Schedule 7.12(iv) (the “Draft Order”) that makes the Actual Order more burdensome upon or more restrictive of Royal Palm than the Draft Order or imposes new conditions, limitations or requirements on Royal Palm Bank that differ from the Draft Order as determined in Lender’s sole discretion; or (v) the cease and desist order issued by the State Bank Commissioner of the State of Kansas and the FDIC on March 9, 2009 with respect to Heartland Bank (the “Heartland Order”) is modified or amended in any manner that makes the same more burdensome upon, more restrictive of, or imposes new conditions, limitations or requirements on Heartland Bank as determined in the sole discretion of Lender, or (vi) Borrower, any Subsidiary Holding Company or any Subsidiary Bank fails to comply with the terms of the MOU, the Royal Palm MOU, the Heartland Order or the Actual Order in any respect as determined in the sole discretion of Lender.
     7.13 Any litigation or governmental or regulatory proceeding is instituted against Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor which, in Lender’s reasonable opinion, will have a Material Adverse Effect on the financial condition of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor or on the continued operation of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor, after taking into account insurance coverage and reserves therefor (if any);
     7.14 Any Property of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor shall be seized, attached or levied upon;
     7.15 Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor shall have a judgment entered against it by a court having jurisdiction in the premises, and such judgment shall not be appealed in good faith or satisfied by Borrower, any Subsidiary Holding Company, any Subsidiary Bank or such Obligor, as the case may be, within thirty (30) days after the entry of such judgment;
     7.16 Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing or securing any outstanding indebtedness of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor, as the case may be, for borrowed money (other than the Obligations), if the effect of such failure or default is to cause or permit such indebtedness to be declared to be due and payable or otherwise accelerated, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
     7.17 The institution by Borrower, any Subsidiary Holding Company, any ERISA Affiliate or any Subsidiary Bank of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, any Subsidiary Holding Company, any ERISA Affiliate, or any Subsidiary Bank, would be required to make a contribution to such Pension Plan or would incur a liability or obligation to such Pension Plan in excess of $50,000; or the institution by the PBGC of steps to terminate any Pension Plan;
     7.18 Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor shall be declared by Lender to be in default on, or pursuant to the terms of, (a) any other present or future obligation to Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (b) any other present or future agreement purporting to convey to Lender a Lien upon any of the Property or assets of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor;
     7.19 Lender determining in its sole discretion that there has been any change in the business, operation or condition, financial or otherwise, of Borrower, any Subsidiary Holding Company, any Subsidiary Bank or Consolidated Subsidiary that could have a Material Adverse Effect;
THEN, and in each such event (other than an event described in Sections 7.08, 7.09 or 7.10), Lender may declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by Borrower hereunder to be immediately due and payable, whereupon all of such outstanding principal balance and accrued and unpaid interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 7.08, 7.09 or 7.10, the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.
SECTION 8 — GENERAL
     8.01 No Waiver. No failure or delay by Lender or the holder of the Notes in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Lender to exercise any statutory or common law right of banker’s lien or set-off.
     8.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default under this Agreement, Lender is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, any Subsidiary Holding Company or any Subsidiary Bank against any and all of the Obligations irrespective of whether or not Lender shall have made any demand hereunder or thereunder. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 8.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower, any Subsidiary Holding Company or any Subsidiary Bank and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.
     8.03 Cost and Expenses. Borrower agrees to pay (a) all out-of-pocket costs and expenses of Lender in connection with the preparation, negotiation and execution of this Agreement, the Notes and the other Transaction Documents, including, without limitation, reasonable Attorneys’ Fees, (b) all recording and filing fees and costs incurred in connection with this Agreement and the other Transaction Documents, (c) all out-of-pocket expenses of Lender in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, including, without limitation, reasonable Attorneys’ Fees, (d) if an Event of Default occurs, all out-of-pocket costs and expenses incurred by Lender, including, without limitation, reasonable Attorneys’ Fees, in connection with such Event of Default and collection and other enforcement proceedings resulting there from and (e) all other Attorneys’ Fees incurred by Lender relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents.
     8.04 Environmental Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys’ Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to or as a direct or indirect result of the violation by Borrower, any Subsidiary Holding Company or any Subsidiary Bank of any Federal, state or local laws, rules, regulations or ordinances relating to the environment, health or safety, including laws, rules, regulations or ordinances relating to solid waste and/or hazardous waste treatment, storage, disposal, generation and transportation, air, water and/or noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of hazardous materials or hazardous substances, and the transportation of hazardous materials (“Environmental Laws”); or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower, any Subsidiary Holding Company or any Subsidiary Bank, in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any hazardous material or substances (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 8.04 shall survive the satisfaction and payment of the Obligations and termination of this Agreement.
     8.05 General Indemnity. In addition to the payment of expenses pursuant to Section 8.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Lender and any holder of any of the Notes, and the officers, directors, employees, agents and affiliates of Lender and such holder(s) (collectively called the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, the other Transaction Documents, or other agreements executed and delivered by Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor in connection herewith, the statements contained in any commitment letters delivered by Lender, Lender’s agreement to make the Loan hereunder or the use or intended use of the proceeds of the Loan hereunder (the “Indemnified Liabilities”); that Borrower shall have no obligation to the Indemnitees with respect to Indemnified Liabilities arising from the negligence or willful misconduct of the Indemnitees as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 8.05 shall survive satisfaction and payment of the Obligations and termination of this Agreement.
     8.06 Authority to Act. Lender shall be entitled to act on any notices and instructions (telephonic or written) reasonably believed by Lender to have been delivered by any Person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a Person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses and expenses, if any, ensuing from any such action.
     8.07 Notices. Each notice, request, demand, consent, confirmation and/or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature page(s) of this Agreement, or at such other address or telecopy number as any party hereto may designate as its address or telecopy number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     8.08 CONSENT TO JURISDICTION WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT SITTING IN QUINCY, ILLINOIS, OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE CENTRAL DISTRICT OF ILLINOIS, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 8.07. BORROWER AND LENDER IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES.
     8.09 Lender’s Books and Records. Lender’s books and records showing the account between Borrower and Lender shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.
     8.10 Governing Law; Amendments. This Agreement, the Notes, Borrower Pledge, Subsidiary Pledges, the Collateral Assignment and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois, and this Agreement, the Notes, the Borrower Pledge, the Subsidiary Pledges, the Collateral Assignment and all of the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     8.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to section numbers of this Agreement, and all references herein to Schedules or Exhibits refer to the Schedules or Exhibits attached hereto and which are hereby incorporated herein by reference. The section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     8.12 Binding Agreement; Assignments and Participations; Novation.
          (a) This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and Lender and its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under this Agreement without Lender’s prior written consent.
          (b) Lender may, without notice to Borrower or any other party hereto, assign or sell participations in any Loan owing to Lender (any such assignee or purchaser of a participation, a “Participant”), any Note held by the Lender or any other interests of the Lender hereunder, and may provide such participants or purchasers with any and all financial and other information concerning Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Borrower, any Subsidiary Holding Company, and Subsidiary Bank or any other Obligor.
          (c) This Agreement shall amend, restate and replace the Original Loan Agreement. Debtor and Borrower do not intend for this Agreement to be a novation, payment and reborrowing or termination of the “Obligations” (as defined in the Original Loan Agreement) under the Original Loan Agreement as in effect prior to the date hereof and such “Obligations” and all Liens securing the same are in all respects continuing with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects.
     8.13 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     8.15 Resurrection of Obligations. To the extent that Lender receives any payment on account of any of the Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Obligations or part thereof intended to be satisfied and any and all liens, security interests, mortgages, deeds of trust and/or other encumbrances upon or pertaining to any assets of Borrower and theretofore created and/or existing in favor of Lender as security for the payment of such the Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of the Obligations.
     8.16 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.
     8.17 Required Notice. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE

TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTIFICATION APPLIES TO ALL OTHER CREDIT AGREEMENTS IN EFFECT BETWEEN THE PARTIES HERETO.
     8.18 USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
[Remainder of the Page is Intentionally Left Blank]

SIGNATURE PAGE-
FOURTH AMENDED AND RESTATED LOAN AGREEMENT

Borrower:

MERCANTILE BANCORP, INC.

By:	/s/ Ted T. Awerkamp

Ted T. Awerkamp, President & CEO

Address:	200 North 33rd Street
P.O. Box 371
Quincy, Illinois 62301
Attention: Ted T. Awerkamp
Telecopier:	(217) 223-7340

Lender:

GREAT RIVER BANCSHARES, INC.

By:	/s/ R. Dean Phillips

R. Dean Phillips, Chairman of the Board

Address:	8620 West Tropicana
Las Vegas, Nevada 89180
Telecopier:	(217) 222-2268

With a copy to:

Address:	524 N. 30th Street
Quincy, Illinois 62301
Telecopier:	(217) 222-2268

EXHIBIT A
STOCK PLEDGE AGREEMENT (BORROWER)
     SECTION 9 — As collateral security for the payment of any and all liabilities and obligations of the undersigned, MERCANTILE BANCORP, INC., a Delaware corporation (“Debtor”), to GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Secured Party”), successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), including, without limitation, any and all present and future indebtedness and liabilities, including principal, interest, fees, collection costs and expenses and other amounts evidenced by or arising under the Fourth Amended and Restated Loan Agreement dated as of the date hereof, executed by Secured Party, as Lender, and Debtor (as amended, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement), the Revolving Note, the Term Note A, Term Note B and Term Note C, and any amendments, modifications, extensions, renewals and restatements thereof (each, a “Liability”; and collectively, “Liabilities”), Debtor hereby pledges and delivers to Secured Party and grants Secured Party a security interest in, a lien upon and right of set-off as to the following: (a) 84,600 issued and outstanding shares of the capital stock of Mid-America Bancorp, Inc., a Kansas corporation (“Mid-America”), representing 55.5% of the outstanding shares of Mid-America, and all of the issued and outstanding shares of the capital stock of Mercantile Bank, an Illinois banking corporation, Brown County State Bank, an Illinois banking corporation, Marine Bank & Trust, an Illinois banking corporation, Royal Palm Bancorp, Inc., a Florida corporation, and HNB Financial Services, Inc., a Missouri corporation (collectively, “Subsidiary Banks” and together with Mid-America, the “Majority-Owned Subsidiaries”), set forth and described on Collateral Schedule #1 attached hereto and incorporated herein by reference (collectively, the “Subsidiary Banks’ Pledged Shares”) and the certificates representing the Subsidiary Banks’ Pledged Shares, and, except as provided in Section 5 below, all dividends, cash, instruments, stock, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Subsidiary Banks’ Pledged Shares, (b) all of the issued and outstanding shares of the capital stock of the Minority-Owned Banks owned by Debtor (the Minority-Owned Banks together with the Majority-Owned Subsidiaries are collectively referred to herein as the “Subsidiaries” and individually as a “Subsidiary”) set forth and described on Collateral Schedule #1 attached hereto and incorporated herein by reference (collectively, the “Minority Owned Banks’ Pledged Shares” and together with the Subsidiary Banks’ Pledged Shares, the “Pledged Shares”) and the certificates representing the Minority Pledged Shares, and except as provided in Section 5 below, all dividends, cash, instruments, stock, securities and other property from time to time received, or otherwise distributed in respect of or in exchange for all or any of the Minority-Pledged Shares; (c) all additional shares of any class of capital stock of any Subsidiary from time to time acquired by Debtor in any manner (including, without limitation, any shares of preferred stock of any Subsidiary and any shares of common stock of Mid-America acquired by Debtor pursuant to that certain Secured Convertible Debenture due June 30, 2010, executed by Mid-America in favor of Debtor (the “Convertible Debenture”) (collectively, the “Additional Shares”), and the certificates representing such Additional Shares, and except as provided in Section 5 below, all dividends, cash, instruments, stock, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares, (d) all other rights appurtenant to the property described in clauses (a), (b) and (c) above (including, and except as provided in Section 5 below, voting rights) and (e) all cash and noncash proceeds of any and all of the foregoing (the items described in (a) through (e) above are collectively referred to as the “Collateral”). Certificates representing the Pledged Shares set forth on Collateral Schedule #1 attached hereto, accompanied by proper instruments of assignment duly executed in blank by Debtor, are herewith being delivered to Secured Party. Promptly upon Debtor’s acquisition of any Additional Shares, Debtor will (i) deliver to Secured Party the certificates representing such Additional Shares together with proper instruments of assignment duly executed in blank by Debtor and (ii) amend Collateral Schedule #1 to include such Additional Shares.
     SECTION 10 — Debtor hereby covenants and agrees that (a) with respect to all shares of any class of capital stock of each Subsidiary pledged to Secured Party contemporaneously with the execution of or pursuant to this Stock Pledge Agreement (Borrower) (this “Agreement”), or at any time hereafter, if any stock dividends, stock splits, reclassifications, adjustments or other changes are made in the capital structure of any Subsidiary (whether as a result of a reorganization, recapitalization, share split up, merger, transfer, consolidation or otherwise), all new, additional or substituted securities issued with respect to any such shares by reason of any such change shall be subject to Secured Party’s security interest and immediately delivered to Secured Party, which shall hold such shares or securities so issued as additional Collateral, (b) if any warrants, options or other rights now or hereafter exist with respect to any of the Pledged Shares, any of the Additional Shares or any of the other Collateral, Debtor has advised and hereafter shall immediately so advise Secured Party of the existence of such warrants, options and rights, all such warrants, options and rights shall be subject to Secured Party’s security interest and all stock or securities issued pursuant to the exercise of any such warrant, option or right shall be subject to Secured Party’s security interest and immediately delivered to Secured Party, which shall hold such shares or securities as additional Collateral, (c) Debtor shall immediately pledge and deliver to Secured Party any and all shares of any class of capital stock of each Subsidiary now owned or hereafter acquired by Debtor and (d) Debtor shall not, without the prior written consent of Secured Party, (i) sell, assign or otherwise transfer or pledge any of the Pledged Shares, any of the Additional Shares or any of the other Collateral, (ii) create or permit any other lien or encumbrance upon, or any other security interest in, any of the Pledged Shares, any of the Additional Shares or any of the other Collateral or (iii) grant any option or right with respect to any of the Pledged Shares, any of the Additional Shares or any of the other Collateral.
     SECTION 11 — Debtor hereby represents and warrants to Secured Party that:
          11.01 Debtor is the sole legal, beneficial and record owner of all of the Collateral pledged hereunder and none of the Collateral pledged hereunder is or will be subject to any security interests, liens, encumbrances, charges, claims, warrants, options, proxies, restrictions on transfer, resale or other disposition, restrictions on voting rights, preferences and/or other preferential arrangements of any kind or nature whatsoever (except those in favor of Secured Party under this Agreement and those imposed by law);
          11.02 the Pledged Shares have been duly authorized and validly issued by each Subsidiary and are fully paid and non-assessable;

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          11.03 Debtor has all requisite corporate power and authority to (i) pledge, assign, grant a security interest in, transfer and deliver the Collateral to Secured Party in the manner hereby done or contemplated and (ii) execute, deliver and perform all of its obligations under this Agreement;
          11.04 this Agreement has been duly authorized, executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms;
          11.05 no consent, approval, authorization or other order of any governmental or regulatory agency, authority, body or official or any other third party is or will be required for (i) the execution, delivery and/or performance of this Agreement by Debtor or the delivery by Debtor of the Collateral to Secured Party as provided herein or (ii) the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;
          11.06 the execution, delivery and performance by Debtor of this Agreement do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of Debtor or any Subsidiary or any law, rule, regulation (including, without limitation, Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or any Subsidiary, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, document or instrument to which Debtor or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (iii) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the property or assets of Debtor or any Subsidiary (other than in favor of Secured Party as provided for in this Agreement);
          11.07 upon the execution of this Agreement, Secured Party will have a valid and enforceable security interest in the Collateral. So long as this Agreement remains in effect and Secured Party has possession of the certificates representing the Pledged Shares or any other Collateral, Secured Party’s security interest in the Pledged Shares or other Collateral and the proceeds thereof will be perfected and have a first priority;
          11.08 the authorized, issued and outstanding capital stock of each Subsidiary consists solely of the shares of capital stock set forth on the Collateral Schedule #1 hereof. As of the date hereof, Debtor is the sole legal, beneficial and record owner of the shares of capital stock of each Subsidiary set forth on the Collateral Schedule #1; none of which shares are subject to any security interests, liens, encumbrances, warrants, options, proxies, restrictions on transfer, resale or other disposition or restrictions on voting rights (except those in favor of Secured Party and those imposed by law). As of the date hereof, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock of any Subsidiary.
     SECTION 12 — Debtor hereby covenants and agrees that (a) with respect to the Majority Owned Subsidiaries, Heartland Bank, HNB National Bank, a national banking association, and

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Royal Palm Bank only: (i) Debtor will not cause or permit any such entity to (x) authorize or issue any new types, varieties or classes of capital stock or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (y) authorize or issue any additional shares of any existing class of capital stock or (z) declare any stock dividends or stock splits or take any other action which could, directly or indirectly, decrease Debtor’s ownership interest in any such entity; (ii) without the prior written consent of Secured Party, (x) Debtor will not cause or permit any such entity to amend or otherwise change its Articles or Certificate of Incorporation or its Bylaws in any manner which could affect any of the voting or other rights of any of the shares of capital stock of any entity now owned or hereafter acquired by Debtor and (y) Debtor will not take or cause or permit any such entity to take any other action which could, directly or indirectly, affect the voting rights of Debtor with respect to any shares of capital stock of such entity now owned or hereafter acquired by Debtor; and (b) with respect to the Minority Owned Banks, Debtor shall not support or take any steps to support any of the actions set out in subsection (a) hereinabove. Secured Party is hereby authorized at any time to file in any jurisdiction in which the Uniform Commercial Code has been enacted any initial financing statements and amendments thereto and continuations thereof identifying the Debtor as the “debtor” thereon which Secured Party in its sole discretion may deem necessary or appropriate in order to perfect, or otherwise evidence the perfection of, Secured Party’s security interest in the Collateral granted hereby.
     SECTION 13 — So long as no Event of Default (as hereinafter defined) under this Agreement has occurred and is continuing:
          13.01 Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the terms of the Loan Agreement; provided, however, that (i) Debtor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have an adverse effect on the value of the Pledged Shares or any of the other Collateral and (ii) Debtor shall not exercise or refrain from exercising any such right in a manner which would authorize or effect (A) the dissolution or liquidation, in whole or in part, of any Subsidiary, (B) the consolidation or merger of any Subsidiary with or into any corporation or other entity, (C) the sale, disposition or encumbrance of all or substantially all of the property or assets of any Subsidiary, (D) any change in the authorized capital of any Subsidiary, (E) the issuance of any additional shares of any class of capital stock of any Subsidiary or (F) the alteration of the voting rights with respect to any class of capital stock of any Subsidiary; and
          13.02 Debtor shall be entitled to collect and use for its proper corporate purposes all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of any Subsidiary) paid on the Pledged Shares so long as the declaration and payment of such dividends does not violate the provisions of the Loan Agreement; provided, however, that until actually paid, all rights to such dividends shall remain subject to the security interest created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Pledged Shares or any of the other Collateral, whenever paid or made, shall be delivered to Secured Party and held by it subject to the security interest created by this Agreement.

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     SECTION 14 — If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing: (a) Debtor shall fail to make any payment of any principal of or interest on any of the Liabilities as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any term, provision, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for ten (10) days after the earlier of (i) written notice of default is given to Debtor by Secured Party or (ii) an officer of Debtor obtaining knowledge of such default; (c) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (d) if the shares of common stock of any Majority-Owned Subsidiary then pledged by Debtor to Secured Party pursuant to this Agreement shall at any time constitute less than all of the then issued and outstanding shares of common stock of such Subsidiary (or in the case of Mid-America shall constitute less than 55.5% of the issued and outstanding common stock of such entity); or (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any default or event of default shall occur under any other Transaction Document; then Secured Party may, at its option, (A) declare the principal of and interest on any or all of the Liabilities to be immediately due and payable, (B) exercise all voting rights with respect to the Collateral, (C) appropriate and apply toward the payment and discharge of any such Liability, moneys on deposit or otherwise held by Secured Party for the account of, to the credit of or belonging to Debtor, (D) sell or cause to be sold any Collateral, (E) have transferred to or registered in the name of Secured Party, or its nominee or nominees, any Collateral and thereafter to exercise all rights with respect thereto as the absolute owner thereof, without liability to Debtor, except to account for money or property actually received by Secured Party; provided, however, that Secured Party may treat all cash proceeds as additional Collateral and such proceeds need not be applied to the reduction of the Liabilities of Debtor unless Secured Party so elects, (F) in Secured Party’s name, or in the name of Debtor, demand, sue for, collect and receive money, securities or other property which may at any time be payable or receivable on account of or in exchange for any of the Collateral, or make any compromise or settlement that Secured Party considers desirable with respect thereto or renew or extend the time of payment or otherwise modify the terms of any obligation included in the Collateral; provided, however, that it is expressly agreed that Secured Party shall not be obligated to take any step to preserve rights against prior parties on any of the Collateral, and that reasonable care of the Collateral shall not include the taking of any such step and (G) exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois, as from time to time amended (the “Code”), or other applicable law. Any sale of Collateral may be made without demand of performance and any requirement of the Code for reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at its address as it appears herein or as last shown on the records of Secured Party at least ten (10) Business Days before the time of sale, disposition or other event giving rise to the notice. Debtor acknowledges and agrees that it shall be reasonable for Secured Party to sell the Collateral on credit for present or future delivery without any assumption of any credit risk. In case of a public sale, notice published by Secured Party for ten (10) days in a newspaper of general circulation in the City or County where the sale is to be held shall be sufficient. The proceeds of any sale, or sales, of Collateral shall be applied by Secured Party in the following order: (1) to expenses, including attorneys’ fees and expenses, arising from the enforcement of any of the provisions hereof, or of the Liabilities or of any actual or attempted sale of the Collateral; (2) to the payment or the reduction of any of the Liabilities of Debtor to Secured

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Party with the right of Secured Party to distribute or allocate such proceeds in such order and manner as Secured Party shall elect, and its determination with respect to such allocation shall be conclusive; and (3) to the payment of any surplus remaining after payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. If any deficiency arises upon any such sale or sales Debtor agrees to pay the amount of such deficiency promptly upon demand with interest. Notwithstanding that Secured Party may continue to hold the Collateral and regardless of the value thereof, Debtor shall be and remain liable for the payment in full of the principal of and interest on any balance of the Liabilities and expenses at any time unpaid.
     SECTION 15 — Secured Party shall have no duties or obligations with respect to the Collateral except that while the Collateral is in Secured Party’s possession, Secured Party’s obligation with respect to the same shall be limited to using reasonable care to preserve the physical condition of the same.
     SECTION 16 — At any time, whether prior to or after the occurrence of an Event of Default under this Agreement, Secured Party may, at its option, but shall not be obligated to, surrender or deliver, without further liability on the part of Secured Party to account therefor, all or any part of the Collateral to or upon the written order of Debtor, permit substitutions therefor or additions thereto, and accept the receipt of Debtor for any Collateral, or proceeds thereof, which receipt shall be a full and complete discharge of Secured Party with respect to the Collateral so delivered and proceeds so paid.
     SECTION 17 — The rights and powers of Secured Party under this Agreement (a) are cumulative and do not exclude any other right which Secured Party may have independent of this Agreement and (b) may be exercised or not exercised at the discretion of Secured Party (i) without regard to any rights of Debtor, (ii) without forfeiture or waiver because of any delay in the exercising thereof, (iii) without imposing any liability on Secured Party for so exercising or failing to exercise and (iv) in the event of a single or partial exercise thereof, without precluding further exercise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder and no waiver shall be construed as a bar to or waiver of any right or remedy in the future.
     SECTION 18 — Debtor agrees to do such further acts and things and to execute and deliver such additional conveyances, assignments, agreements and instruments as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm to Secured Party its rights, powers and remedies hereunder. Debtor hereby makes, constitutes and appoints Secured Party the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to execute, endorse and deliver such agreements, documents and instruments and to take such other action in the name and on behalf of Debtor as may be necessary or appropriate to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement, and to perfect and protect the security interest granted to Secured Party in respect of the Collateral and Secured Party’s rights created under this Agreement, which power of attorney is irrevocable during the term of this Agreement. Debtor hereby consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the

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provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to this Agreement, notwithstanding any other notice or direction or the contrary heretofore or hereafter given by Debtor or any other person (unless consented to in writing by Secured Party) to any such issuers or obligors or to any such registrar or transfer agent.
     SECTION 19 — Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person, or sent by registered or certified mail, return receipt requested and postage prepaid, or transmitted by facsimile, if to Debtor at 200 North 33rd, P.O. Box 371, Quincy, Illinois 62301, (217) 223-5032 (FAX), or if to Secured Party at 8620 West Tropicana, Las Vegas, Nevada 89180, Attention: R. Dean Phillips, (217) 222-2268 (FAX), or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered, if delivered in person, on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail, or when answerback confirmation is received if sent by facsimile.
     SECTION 20 — The terms of this Agreement, the pledge of Collateral hereunder and the security interest created by this Agreement are continuing and shall apply to all existing transactions and to all future transactions, although such transactions may not be continuous. Debtor may not revoke or terminate this Agreement unless and until (a) all of the Liabilities shall have been indefeasibly paid in full in cash, (b) the Loan Agreement shall have been terminated and (c) Secured Party shall have no further commitment or obligation to make advances or extend credit to Debtor, whether under the Loan Agreement, or otherwise. This Agreement shall terminate when (a) all of the Liabilities shall have been indefeasibly paid in full in cash, (b) the Loan Agreement shall have been terminated and (c) Secured Party shall have no further commitment to or obligation to make advances or extend credit to Debtor, whether under the Loan Agreement or otherwise. Thereupon, Secured Party shall surrender and release the Collateral to Debtor, together with all certificates representing the Pledged Shares and Additional Shares, if any, stock assignment and any other instrument or document being part of the Collateral held by Secured Party hereunder.
     SECTION 21 — If claim is ever made on Secured Party for repayment or recovery of any amount or amounts received by Secured Party in payment or on account of any of the Liabilities (including payment under a guaranty or from application of collateral) and Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Secured Party or any property of Secured Party or (b) any settlement or compromise of any such claim effected by Secured Party with any such claimant (including, without limitation, Debtor), then and in such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Liabilities or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by Secured Party. This Agreement shall continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (ii) this Agreement is released in consideration of a payment

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of money or transfer of property or grant of a security interest by Debtor or any other person or entity and such payment, transfer or grant is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of such person or entity or otherwise, all as though such payment, transfer or grant had not been made.
     SECTION 22 — This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles); provided, however, that the perfection and effect of the perfection or nonperfection of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdictions.
     SECTION 23 — DEBTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT SITTING IN QUINCY, ILLINOIS, OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE CENTRAL DISTRICT OF ILLINOIS, AS SECURED PARTY MAY ELECT, IN ITS SOLE AND ABSOLUTE DISCRETION, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE COLLATERAL. DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND DEBTOR FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. DEBTOR HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS PROVIDED FOR IN THIS AGREEMENT. DEBTOR AND SECURED PARTY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND SECURED PARTY ARE PARTIES.
     SECTION 24 — This Agreement is for the benefit of Secured Party and shall inure to the benefit of Secured Party, its successors and assigns, including the assignees of or participants in any of the Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of Debtor. This Agreement is assignable by Secured Party, in whole or in part, without notice to Debtor or any other person, and when so assigned, Debtor shall be liable to any assignee or participant under this Agreement without in any manner affecting the liability of Debtor hereunder. This Agreement may not be assigned by Debtor, in whole or in part. Secured Party may provide any assignee or participant with any and all financial and other information concerning Debtor, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Debtor, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor.

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     SECTION 25 — This Agreement shall amend, restate and replace the Stock Pledge Agreement (Borrower) dated as of November 10, 2006, executed by Debtor in favor of U.S. Bank, the predecessor in interest to the Secured Party and that Stock Pledge Agreement (Borrower) dated as of December 31, 2005, executed by Debtor in favor of Secured Party and that certain Stock Pledge Agreement (Borrower) dated as of February 5, 2005, executed by Debtor in favor of Secured Party (the “Prior Agreements”). Debtor does not intend for this Agreement to be a novation of the Prior Agreements. Instead, all security interests, obligations and conditions of the Prior Agreements shall continue with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects for the benefit of the Secured Party.
     This Agreement executed by Debtor as of April 30, 2009.
(SIGNATURES ON FOLLOWING PAGE)

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SIGNATURE PAGE-
STOCK PLEDGE AGREEMENT (DEBTOR)

Debtor: MERCANTILE BANCORP, INC.
By:
Ted T. Awerkamp, President & CEO

Acknowledged by and agreed to by Secured Party as of April 30, 2009:
Secured Party:
GREAT RIVER BANCSHARES, INC.

By:
R. Dean Phillips, Chairman of the Board

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COLLATERAL SCHEDULE #1

Capital Stock Owned by Debtor
	Authorized	Issued and Outstanding	and Pledged to Lender
Subsidiary	Capital Stock	Capital Stock	(Including Stock Certificate Nos.)
Mid-America Bancorp, Inc.	400,000 shares of capital stock	152,379 shares of capital stock	2,600 shares of capital stock Certificate No. 89

38,400 shares of capital stock Certificate No. 95

7,000 shares of capital stock Certificate No. 97

5,000 shares of capital stock Certificate No. 122

15,000 shares of capital stock Certificate No. 142

13,600 shares of capital stock Certificate No. 174

3,000 shares of capital stock Certificate No. 236

HNB Financial Services, Inc.	300,000 shares of capital stock	50,000 shares of capital stock	50,000 shares of capital stock Certificate No. HN185

Brown County State Bank	3,000 shares of capital stock	3,000 shares of capital stock	1,862 shares of capital stock Certificate No. 394

88 shares of capital stock Certificate No. 395

20 shares of capital stock Certificate No. 396

10 shares of capital stock Certificate No. 397

10 shares of capital stock Certificate No. 400

10 shares of capital stock Certificate No. 402

1,000 shares of capital stock Certificate No. 403

Marine Bank & Trust	13,010 shares of capital stock	13,010 shares of capital stock	13,010 shares of capital stock Certificate No. R1044

Capital Stock Owned by Debtor
	Authorized	Issued and Outstanding	and Pledged to Lender
Subsidiary	Capital Stock	Capital Stock	(Including Stock Certificate Nos.)
Royal Palm Bancorp, Inc.	1,000 shares of capital stock	1,000 shares of capital stock	1,000 shares of capital stock Certificate No. C336

Mercantile Bank	403,200 shares of capital stock	403,200 shares of capital stock	360,000 shares of capital stock Certificate No. 3563; 43,200 shares of capital stock Certificate No. 3564

Integrity Bank	10,000,000 shares of capital stock	1,610,000 shares of capital stock	69,500 shares of capital stock Certificate No. IB 0108

Premier Community Bank of the Emerald Coast	3,000,000 shares of capital stock	2,000,000 share of capital stock	50,000 shares of capital stock Certificate No. PCB189

Premier Bancshares, Inc.	25,000,000 shares of capital stock	12,181,001 shares of capital stock	25,000 shares of capital stock Certificate No. 618 25,000 shares of capital stock Certificate No. 853 50,000 shares of capital stock Certificate No. 1243

Brookhaven Bank	10,000,000 shares of capital stock	2,400,000 shares of capital stock	112,275 shares of capital stock Certificate No. C-137 4,396 shares of capital stock Certificate No. C-223

Manhatten Bancorp	10,000,000 shares of capital stock	3,987,631 shares of	113,700 shares of capital stock
		capital stock	Certificate No. 000146 10,432 shares of capital stock Certificate No. 000183

Solera National Bancorp, Inc.	5,000,000 shares of capital stock	2,553,671 shares of capital stock	92,750 shares of capital stock Certificate No. 411-9 12,280 shares of capital stock Certificate No. 831-8 21,006 warrants

Enterprise Financial Services Corp.	30,000,000 shares of capital stock	12,831,457 shares of capital stock	184,724 shares of capital stock Book Entry — No Certificate

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Capital Stock Owned by Debtor
	Authorized	Issued and Outstanding	and Pledged to Lender
Subsidiary	Capital Stock	Capital Stock	(Including Stock Certificate Nos.)
Integrity Bancshares, Inc.			22,594 shares of capital stock Book Entry — No Certificate

Paragon National Bank	10,000,000	3,479,631 shares of capital stock	135,000 shares of capital stock Book Entry — No Certificate

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EXHIBIT B
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (“Guaranty”) is made as of                     , 2009 by and between                      (“Guarantor”), and Great River Bancshares, Inc., a Nevada corporation (together with its successors and assigns, “Lender”).
RECITALS
     The following recitals of fact are a material part of this Agreement:
     SECTION 26 — Mercantile Bancorp, Inc., a Delaware corporation (“Borrower”), and U.S. Bank National Association, a national banking association (“US Bank”), previously entered into that certain Third Amended and Restated Term Loan Agreement, dated as of November 10, 2006, as subsequently amended from time to time (the “Original Loan Agreement”), and Borrower previously executed a Revolving Credit Note, dated as of November 10, 2006, in the principal amount of $15,000,000 in favor of US Bank, a Term Loan Promissory Note, dated as of November 10, 2006, in the principal amount of $15,000,000 in favor of US Bank, a Term Loan B Promissory Note, dated as of September 7, 2007, in the principal amount of $5,000,000, in favor of US Bank, and a Term Loan C Promissory Note, dated as of September 7, 2007, in the principal amount of $5,000,000, in favor of US Bank (collectively, the “US Bank Notes”).
     SECTION 27 — Pursuant to an Assignment Agreement entered into among Borrower, US Bank and Lender, Lender has acquired and assumed from US Bank all of US Bank’s right, title and interest in and to the US Bank Notes and all of US Bank’s rights and obligations under the Original Loan Agreement and all documents and agreements related thereto.
     SECTION 28 — On December 31, 2008, Lender made an additional loan to Borrower, and Borrower executed a Secured Demand Promissory Note, dated December 31, 2008, in the principal amount of $7,552,000 in favor of Lender (the “First Secured Demand Note”).
     SECTION 29 — On February 5, 2009, Lender made an additional loan to Borrower, and Borrower executed a $4,000,000 Secured Demand Note, dated February 5, 2009, in the principal amount of $4,000,000 in favor of Lender (the “Second Secured Demand Note,” and together with the First Secured Demand Note, the “Secured Demand Notes”).
     SECTION 30 — In connection with the acquisition and assumption of the US Bank Notes and US Bank’s rights and obligations under the Original Loan Agreement, Lender has agreed to enter into a Fourth Amended and Restated Loan Agreement (the “Loan Agreement”) with Borrower, which Loan Agreement restructures the Original Loan Agreement and the Secured Demand Notes. Capitalized terms used in this Guaranty but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.
     SECTION 31 — In connection with the execution of the Loan Agreement, Lender has agreed to cancel the US Bank Notes and the Secured Demand Notes and re-issue a Revolving Note in the principal amount of $15,000,000, a Term Loan A Promissory Note in the principal amount of $15,109,112.50, a Term Loan B Promissory Note in the principal amount of $5,036,609.72, and a Term Loan C Promissory Note in the principal amount of $2,014,978.34 (collectively, the “Lender Notes”).
     SECTION 32 — Guarantor’s execution and delivery of this Guaranty is an important part of the consideration for Lender’s restructuring of the Original Loan Agreement and the Secured Demand Notes and the issuance of the Lender Notes, and Lender is not willing to take such actions unless this Guaranty is executed and delivered.
AGREEMENT
     NOW, THEREFORE, to induce Lender to enter into the Loan Agreement, and in recognition that Lender would not enter into the Loan Agreement but for Guarantor’s promises and agreements hereunder, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, Guarantor hereby agrees as follows:
     32.01 GUARANTY.
          (a) Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, (i) the prompt and unconditional payment of all sums which may become payable by Borrower under the Lender Notes in full and when due in accordance with the provisions thereof, (ii) the prompt and unconditional payment and performance of any and all other Obligations of each Obligor under the Transaction Documents, and (iii) the prompt and unconditional payment and performance of any and all other indebtedness, claims or obligations of every kind and character owed by Borrower or any other Obligor to Lender now existing or hereafter created (collectively, the “Guaranteed Liabilities”). This Guaranty is irrevocable, unconditional and absolute.
          (b) Any amount received by Lender from whatever source and applied by it toward the payment of the Guaranteed Liabilities shall be applied in such order of application as Lender may from time to time elect, in Lender’s sole discretion.
          (c) Notwithstanding anything to the contrary herein, the liability of the Guarantor hereunder is limited to the lesser of (a) the Guaranteed Liabilities, and (b) the lowest amount that would render this Guaranty void against creditors or creditors’ representatives under any fraudulent conveyance or similar act or under Sections 544 or 548 of the United States Bankruptcy Code, as from time to time amended, minus One Dollar ($1.00).
     32.02 GUARANTY TO CONTINUE. This Guaranty is a continuing promise and agreement and shall apply to and cover any and all Guaranteed Liabilities. Guarantor shall have no right to terminate this Guaranty. Termination by Lender (other than upon full and complete payment and satisfaction of all Guaranteed Liabilities) hereof shall have no effect upon, and this Guaranty shall remain in full force and effect with respect to, any Guaranteed Liability (irrespective of whether contingent, not yet mature or otherwise) existing before Guarantor’s receipt of written notice of termination from Lender.
     32.03 EXTENT OF GUARANTOR’S OBLIGATION: UNLIMITED AND UNCONDITIONAL. This Guaranty is a guaranty of payment, and not of collection. If for any

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reason any Guaranteed Liability shall not be paid by the Borrower or any other Obligor promptly when due (whether at maturity or acceleration) or any agreement, covenant, term or condition constituting a Guaranteed Liability is not performed or observed by Borrower or any other Obligor in accordance with their terms, Guarantor will, upon demand, pay the same promptly and/or promptly perform and observe the same or cause the same promptly to be performed or observed, regardless of (i) any defenses or rights of set-off or counterclaims that Borrower or any other Obligor may have or assert, or (ii) any limitations on the liability of Borrower or any other Obligor contained in the Transaction Documents or otherwise. The Guaranteed Liabilities are independent liabilities of Borrower and each other Obligor. To the extent Guarantor makes payment to Lender on behalf of Borrower or any other Obligor for any of the Guaranteed Liabilities, then once Lender has been paid in full Lender agrees to assign without recourse all of its debt instruments, security interests, collateral and other rights against Borrower or any other Obligor with respect to the Guaranteed Liabilities to Guarantor.
     32.04 GUARANTOR’S OBLIGATIONS NOT AFFECTED. Guarantor’s liability under this Guaranty shall not be affected, modified or impaired upon the happening of any of the following at any time or from time to time, irrespective of whether Guarantor has not received notice thereof or consented therein:
          (a) Changes in Guaranteed Liabilities. Any renewal, collection, settlement, release, modification, waiver, acceleration, extension or other changes in any of the Guaranteed Liabilities or any terms thereof (including, without limitation, any change in the rate of interest);
          (b) Changes in Documents. Any change (whether material or otherwise) in any provisions of any Transaction Document or other documents representing the Guaranteed Liabilities, or the acceptance of amendments or substitute or additional documents, instruments or agreements relative to the Guaranteed Liabilities;
          (c) Changes Regarding Collateral. Any disposition, impairment, acceptance, substitution, release (by operation of law or otherwise), transfer or waiver of, or any other action relating to, any collateral security for the Guaranteed Liabilities or any guaranty thereof; any termination, release, modification, subordination or change of rights to or liens in such collateral security or failures to obtain or perfect (or continue to obtain and perfect) any liens or rights to such collateral security; any sale, foreclosure or other action taken with respect to any such collateral security, including any use, transfer or release of any proceeds thereof, except to the extent that the proceeds are applied to, and reduce, the Guaranteed Liabilities; any consent to the transfer of any such collateral security to any person or entity whomsoever or any sale or disposition of such collateral security; or any other action which affects, alters or impairs any of Lender’s, Guarantor’s, Borrower’s, any other Obligor’s or any other party’s rights in and to such collateral security or any proceeds;
          (d) Payments or Default. The acceptance of partial payments with respect to the Guaranteed Liabilities; any direction of application of payment by Borrower, any other Obligor or any other party; or the taking of or the failure to take any actions referred to in this Guaranty, any of the Transaction Documents or any other documents representing the Guaranteed Liabilities;

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          (e) Failure to First Collect From Others. Lender’s failure to have first initiated reasonable collection action following maturity or acceleration of the Guaranteed Liabilities with respect to any collateral security securing the Guaranteed Liabilities or following maturity or acceleration of the Guaranteed Liabilities to have first proceeded against Borrower, any other Obligor or any other guarantor for the Guaranteed Liabilities; and
          (f) Changes in Rights. Any enforcement, amendment, release, waiver, variation or impairment of any of Lender’s rights against Borrower, Guarantor, any other Obligor or any other person liable for the Guaranteed Liabilities or having an interest in any collateral; anything done or omitted or neglected to be done by Lender in exercising any of its rights and remedies; the granting of time, credit or any other indulgence or concession or any power, discretion, option or right whatsoever (whether or not exercised) to Borrower, Guarantor, any other Obligor or any other person liable for the Guaranteed Liabilities; the lack of genuineness, validity or enforceability of any document evidencing or relating to the Guaranteed Liabilities; the failure by Lender to give any notice to Guarantor, any other Obligor or any other person or entity whatsoever; any change in relationship among Borrower, Guarantor or any other Obligor or any termination of such relationship; or any of any Lender’s other dealings or any other matter or thing.
     32.05 OTHER WAIVERS, CONSENTS AND AGREEMENTS OF GUARANTOR. Guarantor hereby waives and agrees not to claim, assert or take advantage of (i) the incapacity or lack of authority of Borrower, Guarantor, any other Obligor or any other person, (ii) any defense arising from the failure of Lender to file or enforce a claim against Borrower, Guarantor, any other Obligor or any other person (whether in bankruptcy or otherwise) or from any election of remedies; (iii) notice of creation, renewal, extension or accrual of any of the Guaranteed Liabilities; or (iv) the lack of presentment, demand for payment, protest for non-payment, notice of discharge, dishonor, protest, notice of non-payment or other default of the Guaranteed Liabilities, notice of acceptance of this Guaranty or any document evidencing or relating to the Guaranteed Liabilities. Except as otherwise expressly provided herein, it is the intent hereof that Guarantor shall remain liable until the payment and satisfaction of all Guaranteed Liabilities notwithstanding any liquidation or insolvency or bankruptcy proceeding filed by or against Borrower, Guarantor, any other Obligor or any other person. If all or any part of any payment at any time made by Borrower, Guarantor, any other Obligor or any other person to apply to any of the Guaranteed Liabilities is or must be rescinded or returned by Lender for any reason (including, without limitation, the bankruptcy of Borrower or Guarantor), Guarantor will (notwithstanding the revocation or termination of this Guaranty or any document evidencing or relating to the Guaranteed Liabilities), remain liable for the full amount so rescinded or returned as if such amount had never been received by Lender.
     32.06 INFORMATION REGARDING BORROWER AND OTHERS. Guarantor represents and warrants to Lender that this Guaranty is executed at Borrower’s request, that Guarantor has determined it to be in its best interest to issue this Guaranty, and that Guarantor has received adequate consideration therefor. Guarantor further represents and warrants (i) that Guarantor has established adequate means of obtaining from Borrower, on a continuing basis, information pertaining to the Guaranteed Liabilities, including, without limitation, a copy of each of the Transaction Documents and all other matters relating to Borrower and each other Obligor that are relevant to Guarantor’s obligations hereunder; (ii) that Guarantor is now and will

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continue to be familiar with the operations of the Borrower; (iii) that Guarantor is not relying upon Lender to supply, now or in the future, any such information or any other information bearing on the risk of nonpayment of any of the Guaranteed Liabilities or of any guaranty thereof or otherwise relating to Borrower, any other Obligor or the Guaranteed Liabilities; (iv) that Guarantor will receive valuable direct or indirect benefits as a result of the transactions representing the Guaranteed Liabilities, and that such benefits will constitute reasonably equivalent value and/or fair consideration; and (v) that Borrower and each Obligor has acted in good faith in connection with the guaranty given by Guarantor pursuant to this Guaranty and the transactions contemplated by the Transaction Documents and each other document representing a Guaranteed Liability. Guarantor hereby waives and relinquishes any duty on the part of Lender to disclose to Guarantor, any matter, fact or thing now or hereafter known to Lender relating to the business, operation, condition or assets of, or otherwise pertaining to, Borrower, any other Obligor or any other person or entity. Lender need not inquire into the powers of Borrower, any other Obligor or their respective officers, employees, representatives, shareholders, partners, agents or other persons acting or purporting to act on their behalf, and any Guaranteed Liabilities made or created in reliance upon the professed exercise of such power shall be guaranteed hereunder. Guarantor hereby consents and approves of the Transaction Documents and all terms and agreements previously or hereafter made by Lender with Borrower or any other person liable for the payment of any of the Guaranteed Liabilities.
     32.07 COLLATERAL. Lender shall not be liable for any failure to collect or, realize upon any Guaranteed Liabilities or any collateral which is security therefor or any guaranty thereof or collateral which is security for such guaranty, or for any delay in so doing; nor shall Lender be under any obligation to take any action with regard thereto unless otherwise expressly provided herein.
     32.08 SECURITY. The Guaranteed Liabilities under this Guaranty are secured by the terms of that certain Amended and Restated Stock Pledge Agreement (Subsidiary) dated as of even date hereof by and between Guarantor and Lender.
     32.09 SUBORDINATION. Guarantor acknowledges that it may advance funds to Borrower or any other Obligor or have subrogation, contribution or other rights against Borrower or any other Obligor now or in the future (the “Guarantor Claims”). Guarantor hereby subordinates any and all rights to the repayment or reimbursement of Guarantor Claims to the Guaranteed Liabilities. Guarantor agrees that so long as the Guaranteed Liabilities shall remain outstanding, it will not request or accept any repayment or reimbursement of any portion of Guarantor Claims or enforce any rights relating thereto, and that any such repayment or reimbursement received by it will be promptly paid to Lender, to be applied to the Guaranteed Liabilities in accordance with the Transaction Documents or any other documents representing the Guaranteed Liabilities.
     32.10 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, and this Agreement may not be changed, nor may any term or condition be waived, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT SITTING IN

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QUINCY, ILLINOIS OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE CENTRAL DISTRICT OF ILLINOIS, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND GUARANTOR FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH GUARANTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. GUARANTOR AUTHORIZES THE SERVICE OF PROCESS UPON GUARANTOR BY REGISTERED MAIL SENT TO GUARANTOR AT THE ADDRESS SET FORTH BELOW THE GUARANTOR’S SIGNATURE BELOW. GUARANTOR AND LENDER IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH GUARANTOR AND LENDER ARE PARTIES.
     32.11 ASSIGNMENT AND PARTICIPATIONS. This Guaranty is for the benefit of Lender and shall inure to the benefit of Lender, its successors and assigns, including the assignees of or Participants in any of the Guaranteed Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of Guarantor. This Guaranty is assignable by Lender, in whole or in part with respect to all or any portion of the Guaranteed Liabilities, and when so assigned, Guarantor shall be liable to any assignee under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Guaranteed Liabilities. Lender agrees to provide notice to Guarantor of any assignment by Lender, but failure by Lender to provide such notice shall not affect the effectiveness of such assignment or release Guarantor from the obligations and liabilities hereunder. This Guaranty may not be assigned by Guarantor, in whole or in part.
     32.12 COST AND ATTORNEYS FEES. To the fullest extent permitted by applicable law, Guarantor agrees to pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees), in the collection, realization upon, or enforcement of this Guaranty whether or not suit is brought.
     32.13 FINANCIAL STATEMENTS AND OTHER MATERIALS. So long as any part of the Guaranteed Liabilities remain unpaid, Guarantor agrees to furnish Lender, upon demand, a financial statement of Guarantor, including, at a minimum, a balance sheet, and an income statement for Guarantor’s most recent fiscal year and such other and further information regarding Guarantor’s financial condition as Lender may reasonably request, from time to time, including an opportunity for employees or representatives of Lender, to inspect, audit, check, examine, and copy books and records of Guarantor during regular business hours and upon prior notice.

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     32.14 MISCELLANEOUS.
          (a) The paragraph and section headings in this Guaranty are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Guaranty. This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted.
          (b) If any provision or provisions of this Guaranty shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties.
          (c) This Guaranty may be validly executed and delivered in one or more counterpart signature pages by different signatories thereto.
(Remainder of page intentionally left blank; signature page follows)

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     IN WITNESS WHEREOF, the parties have executed this Guaranty as of the day and year first above written.

LENDER:	GREAT RIVER BANCSHARES, INC.,
a Delaware corporation

By:

R. Dean Phillips, Chairman of the Board

GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND HEREBY. GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

Dated:	April 30, 2009

Guarantor:

By:

Name:

Title:

Address:

Fax No.:

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EXHIBIT C
STOCK PLEDGE AGREEMENT (SUBSIDIARY)
     SECTION 33 — As collateral security for the payment of any and all liabilities and obligations of the undersigned,                     , a                     corporation (“Debtor”) and/or MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), to GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Secured Party”), successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), joint or several or joint and several, including, without limitation, any and all present and future indebtedness and liabilities, including principal, interest, fees, collection costs and expenses and other amounts evidenced by or arising under the Fourth Amended and Restated Loan Agreement dated as of the date hereof, executed by Secured Party, as Lender, and Borrower (as amended, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement), the Revolving Note, the Term Note A, Term Note B and Term Note C, and any amendments, modifications, extensions, renewals and restatements thereof (each, a “Liability”; and collectively, “Liabilities”), Debtor hereby pledges and delivers to Secured Party and grants Secured Party a security interest in, a lien upon and right of set-off as to the following: (a) all of the issued and outstanding shares of the common capital stock of                     , a                     banking corporation (the “Subsidiary Bank”), set forth and described on Collateral Schedule #1 attached hereto and incorporated herein by reference (collectively, the “Pledged Shares”) and the certificates representing the Pledged Shares, and, except as provided in Section 5 below, all dividends, cash, instruments, stock, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, (b) all additional shares of any class of capital stock of the Subsidiary Bank from time to time acquired by Debtor in any manner (including, without limitation, any shares of preferred stock of the Subsidiary Bank) (collectively, the “Additional Shares”), and the certificates representing such Additional Shares, and except as provided in Section 5 below, all dividends, cash, instruments, stock, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares, (c) all other rights appurtenant to the property described in clauses (a) and (b) above (including, and except as provided in Section 5 below, voting rights) and (d) all cash and noncash proceeds of any and all of the foregoing (the items described in (a) through (d) are collectively referred to as the “Collateral”). Certificates representing the Pledged Shares set forth on Collateral Schedule #1 attached hereto, accompanied by proper instruments of assignment duly executed in blank by Debtor, are herewith being delivered to Secured Party. Promptly upon Debtor’s acquisition of any Additional Shares, Debtor will (i) deliver to Secured Party the certificates representing such Additional Shares together with proper instruments of assignment duly executed in blank by Debtor and (ii) amend Collateral Schedule #1 to include such Additional Shares.
     SECTION 34 — Debtor hereby covenants and agrees that (a) with respect to all shares of any class of capital stock of Subsidiary Bank pledged to Secured Party contemporaneously with the execution of or pursuant to this Stock Pledge Agreement (Subsidiary) (this “Agreement”) or at any time hereafter, if any stock dividends, stock splits, reclassifications, adjustments or other changes are made in the capital structure of Subsidiary Bank (whether as a result of a reorganization, recapitalization, share split up, merger, transfer, consolidation or otherwise), all new, additional or substituted securities issued with respect to any such shares by reason of any such change shall be subject to Secured Party’s security interest and immediately delivered to Secured Party, which shall hold such shares or securities so issued as additional Collateral, (b) if any warrants, options or other rights now or hereafter exist with respect to any of the Pledged Shares, any of the Additional Shares or any of the other Collateral, Debtor has advised and hereafter shall immediately so advise Secured Party of the existence of such warrants, options and rights, all such warrants, options and rights shall be subject to Secured Party’s security interest and all stock or securities issued pursuant to the exercise of any such warrant, option or right shall be subject to Secured Party’s security interest and immediately delivered to Secured Party, which shall hold such shares or securities as additional Collateral, (c) Debtor shall immediately pledge and deliver to Secured Party any and all shares of any class of capital stock of Subsidiary Bank now owned or hereafter acquired by Debtor, and (d) Debtor shall not, without the prior written consent of Secured Party, (i) sell, assign or otherwise transfer or pledge any of the Pledged Shares, any of the Additional Shares or any of the other Collateral, (ii) create or permit any other lien or encumbrance upon, or any other security interest in, any of the Pledged Shares, any of the Additional Shares or any of the other Collateral or (iii) grant any option or right with respect to any of the Pledged Shares, any of the Additional Shares or any of the other Collateral.
     SECTION 35 — Debtor hereby represents and warrants to Secured Party that:
          35.01 Debtor is the sole legal, beneficial and record owner of all of the Collateral pledged hereunder and none of the Collateral pledged hereunder is or will be subject to any security interests, liens, encumbrances, charges, claims, warrants, options, proxies, restrictions on transfer, resale or other disposition, restrictions on voting rights, preferences and/or other preferential arrangements of any kind or nature whatsoever (except those in favor of Secured Party under this Agreement and those imposed by law);
          35.02 the Pledged Shares have been duly authorized and validly issued by the Subsidiary Bank and are fully paid and non-assessable;
          35.03 Debtor has all requisite corporate power and authority to (i) pledge, assign, grant a security interest in, transfer and deliver the Collateral to Secured Party in the manner hereby done or contemplated and (ii) execute, deliver and perform all of its obligations under this Agreement;
          35.04 this Agreement has been duly authorized, executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms;
          35.05 no consent, approval, authorization or other order of any governmental or regulatory agency, authority, body or official or any other third party is or will be required for (i) the execution, delivery and/or performance of this Agreement by Debtor or the delivery by Debtor of the Collateral to Secured Party as provided herein or (ii) the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

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          35.06 the execution, delivery and performance by Debtor of this Agreement do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of Debtor or Subsidiary Bank or any law, rule, regulation (including, without limitation, Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or Subsidiary Bank, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, document or instrument to which Debtor or Subsidiary Bank is a party or by which it or its respective properties may be bound or affected or (iii) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the property or assets of Debtor or Subsidiary Bank (other than in favor of Secured Party as provided for in this Agreement);
          35.07 upon the execution of this Agreement, Secured Party will have a valid and enforceable security interest in the Collateral. So long as this Agreement remains in effect and Secured Party has possession of the certificates representing the Pledged Shares or any other Collateral, Secured Party’s security interest in the Pledged Shares of any other Collateral and the proceeds thereof will be perfected and have a first priority;
          35.08 the authorized capital of Subsidiary Bank consists solely of [___] shares of common stock, [___] value and no shares of preferred stock. As of the date hereof, (i) there are [___] shares of common stock of Subsidiary Bank issued and outstanding and (ii) Debtor is the sole legal, beneficial and record owner of [___] shares of common stock of Subsidiary Bank, representing all of the issued and outstanding shares of common stock of Subsidiary Bank; none of which shares are subject to any security interests, liens, encumbrances, warrants, options, proxies, restrictions on transfer, resale or other disposition or restrictions on voting rights (except those in favor of Secured Party). As of the date hereof, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock of Subsidiary Bank.
     SECTION 36 — Debtor hereby covenants and agrees that: (a) Debtor will not cause or permit Subsidiary Bank to (i) authorize or issue any new types, varieties or classes of capital stock or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (ii) authorize or issue any additional shares of any existing class of capital stock or (iii) declare any stock dividends or stock splits or take any other action which could, directly or indirectly, decrease Debtor’s ownership interest in Subsidiary Bank; (b) without the prior written consent of Secured Party, (i) Debtor will not cause or permit Subsidiary Bank to amend or otherwise change its Articles or Certificate of Incorporation or its Bylaws in any manner which could affect any of the voting or other rights of any of the shares of capital stock of Subsidiary Bank now owned or hereafter acquired by Debtor and (ii) Debtor will not take or cause or permit Subsidiary Bank to take any other action which could, directly or indirectly, affect the voting rights of Debtor with respect to any shares of capital stock of Subsidiary Bank now owned or hereafter acquired by Debtor; and (c) Secured Party is hereby authorized at any time to file in any jurisdiction in which the Uniform Commercial Code has been enacted any initial financing statements, amendments thereto and continuations thereof identifying Debtor as the “debtor” thereon which Secured Party in its sole discretion may deem necessary or appropriate in order to perfect, or otherwise evidence the perfection of, Secured Party’s security interest in the Collateral granted hereby.

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     SECTION 37 — So long as no Event of Default (as hereinafter defined) under this Agreement has occurred and is continuing:
          37.01 Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the terms of the Loan Agreement; provided, however, that (i) Debtor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have an adverse effect on the value of the Pledged Shares and (ii) Debtor shall not exercise or refrain from exercising any such right in a manner which would authorize or effect (A) the dissolution or liquidation, in whole or in part, of Subsidiary Bank, (B) the consolidation or merger of Subsidiary Bank with or into any corporation or other entity, (C) the sale, disposition or encumbrance of all or substantially all of the property or assets of Subsidiary Bank, (D) any change in the authorized capital of Subsidiary Bank, (E) the issuance of any additional shares of any class of capital stock of Subsidiary Bank or (F) the alteration of the voting rights with respect to any class of capital stock of Subsidiary Bank; and
          37.02 Debtor shall be entitled to collect and use for its proper corporate purposes all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of Subsidiary Bank) paid on the Pledged Shares so long as the declaration and payment of such dividends does not violate the provisions of the Loan Agreement; provided, however, that until actually paid, all rights to such dividends shall remain subject to the security interest created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Pledged Shares or any of the other Collateral, whenever paid or made, shall be delivered to Secured Party and held by it subject to the security interest created by this Agreement.
     SECTION 38 — If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing: (a) Borrower shall fail to make any payment of any principal of or interest on any of the Liabilities as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any term, provision, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for ten (10) days after the earlier of (i) written notice of default is given to Debtor by Secured Party or (ii) an officer of Debtor or Borrower obtaining knowledge of such default; (c) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (d) if the shares of common stock of Subsidiary Bank then pledged by Debtor to Secured Party pursuant to this Agreement shall at any time constitute less than all of the then issued and outstanding shares of common stock of Subsidiary Bank; or (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any default or event of default shall occur under any other Transaction Document; then Secured Party may, at its option, (A) declare the principal of and interest on any or all of the Liabilities to be immediately due and payable, (B) exercise all voting rights with respect to the Collateral, (C) appropriate and apply toward the payment and discharge of any such Liability, moneys on deposit or otherwise held by Secured Party for the account of, to the credit of or belonging to Debtor, (D) sell or cause to be sold any Collateral, (E) have transferred to or registered in the name of Secured Party, or its nominee or nominees, any Collateral and thereafter to exercise all rights with respect thereto as the absolute owner thereof, without liability to Debtor, except to account for money or property actually received by Secured Party;

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provided, however, that Secured Party may treat all cash proceeds as additional Collateral and such proceeds need not be applied to the reduction of the Liabilities of Debtor unless Secured Party so elects, (F) in Secured Party’s name, or in the name of Debtor, demand, sue for, collect and receive money, securities or other property which may at any time be payable or receivable on account of or in exchange for any of the Collateral, or make any compromise or settlement that Secured Party considers desirable with respect thereto or renew or extend the time of payment or otherwise modify the terms of any obligation included in the Collateral; provided, however, that it is expressly agreed that Secured Party shall not be obligated to take any step to preserve rights against prior parties on any of the Collateral, and that reasonable care of the Collateral shall not include the taking of any such step and (G) exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois, as from time to time amended (the “Code”), or other applicable law. Any sale of Collateral may be made without demand of performance and any requirement of the Code for reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at its address as it appears herein or as last shown on the records of Secured Party at least ten (10) Business Days before the time of sale, disposition or other event giving rise to the notice. Debtor acknowledges and agrees that it shall be reasonable for Secured Party to sell the Collateral on credit for present or future delivery without any assumption of any credit risk. In case of a public sale, notice published by Secured Party for ten (10) days in a newspaper of general circulation in the City or County where the sale is to be held shall be sufficient. The proceeds of any sale, or sales, of Collateral shall be applied by Secured Party in the following order: (1) to expenses, including attorneys’ fees and expenses, arising from the enforcement of any of the provisions hereof, or of the Liabilities or of any actual or attempted sale of the Collateral; (2) to the payment or the reduction of any of the Liabilities of Debtor to Secured Party with the right of Secured Party to distribute or allocate such proceeds in such order and manner as Secured Party shall elect, and its determination with respect to such allocation shall be conclusive; and (3) to the payment of any surplus remaining after payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. If any deficiency arises upon any such sale or sales Debtor agrees to pay the amount of such deficiency promptly upon demand with interest. Notwithstanding that Secured Party may continue to hold the Collateral and regardless of the value thereof, Debtor shall be and remain liable for the payment in full of the principal of and interest on any balance of the Liabilities and expenses at any time unpaid.
     SECTION 39 — Secured Party shall have no duties or obligations with respect to the Collateral except that while the Collateral is in Secured Party’s possession, Secured Party’s obligation with respect to the same shall be limited to using reasonable care to preserve the physical condition of the same.
     SECTION 40 — At any time, whether prior to or after the occurrence of an Event of Default under this Agreement, Secured Party may, at its option, but shall not be obligated to, surrender or deliver, without further liability on the part of Secured Party to account therefor, all or any part of the Collateral to or upon the written order of Debtor, permit substitutions therefor or additions thereto, and accept the receipt of Debtor for any Collateral, or proceeds thereof, which receipt shall be a full and complete discharge of Secured Party with respect to the Collateral so delivered and proceeds so paid.

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     SECTION 41 — The rights and powers of Secured Party under this Agreement (a) are cumulative and do not exclude any other right which Secured Party may have independent of this Agreement and (b) may be exercised or not exercised at the discretion of Secured Party (i) without regard to any rights of Debtor, (ii) without forfeiture or waiver because of any delay in the exercising thereof, (iii) without imposing any liability on Secured Party for so exercising or failing to exercise and (iv) in the event of a single or partial exercise thereof, without precluding further exercise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder and no waiver shall be construed as a bar to or waiver of any right or remedy in the future.
     SECTION 42 — Debtor agrees to do such further acts and things and to execute and deliver such additional conveyances, assignments, agreements and instruments as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm to Secured Party its rights, powers and remedies hereunder. Debtor hereby makes, constitutes and appoints Secured Party the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to execute, endorse and deliver such agreements, documents and instruments and to take such other action in the name and on behalf of Debtor as may be necessary or appropriate to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement, and to perfect and protect the security interest granted to Secured Party in respect of the Collateral and Secured Party’s rights created under this Agreement, which power of attorney is irrevocable during the term of this Agreement. Debtor hereby consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to this Agreement, notwithstanding any other notice or direction or the contrary heretofore or hereafter given by Debtor or any other person (unless consented to in writing by Secured Party) to any such issuers or obligors or to any such registrar or transfer agent.
     SECTION 43 — Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person, or sent by registered or certified mail, return receipt requested and postage prepaid, or transmitted by facsimile, if to Debtor at c/o Mercantile Bancorp, Inc., 200 North 33rd, P.O. Box 371, Quincy, Illinois 62301, (217) 223-5032 (FAX), or if to Secured Party at 8620 West Tropicana, Las Vegas, Nevada 89180, Attention: R. Dean Phillips, (217) 222-2268 (FAX), or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered, if delivered in person, on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail, or when answerback confirmation is received if sent by facsimile.
     SECTION 44 — The terms of this Agreement, the pledge of Collateral hereunder and the security interest created by this Agreement are continuing and shall apply to all existing transactions and to all future transactions, although such transactions may not be continuous. Debtor may not revoke or terminate this Agreement unless and until (a) all of the Liabilities shall have been indefeasibly paid in full in cash, (b) the Loan Agreement shall have been terminated and (c) Secured Party shall have no further commitment or obligation to make advances or extend credit to Debtor, whether under the Loan Agreement, or otherwise. This Agreement shall

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terminate when (a) all of the Liabilities shall have been indefeasibly paid in full in cash, (b) the Loan Agreement shall have been terminated and (c) Secured Party shall have no further commitment to or obligation to make advances or extend credit to Debtor, whether under the Loan Agreement or otherwise. Thereupon, Secured Party shall surrender and release the Collateral to Debtor, together with all certificates representing the Pledged Shares and Additional Shares, if any, stock assignment and any other instrument or document being part of the Collateral held by Secured Party hereunder.
     SECTION 45 — If claim is ever made on Secured Party for repayment or recovery of any amount or amounts received by Secured Party in payment or on account of any of the Liabilities (including payment under a guaranty or from application of collateral) and Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Secured Party or any property of Secured Party or (b) any settlement or compromise of any such claim effected by Secured Party with any such claimant (including, without limitation, Debtor), then and in such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Liabilities or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by Secured Party. This Agreement shall continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (ii) this Agreement is released in consideration of a payment of money or transfer of property or grant of a security interest by Debtor or any other person or entity and such payment, transfer or grant is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of such person or entity or otherwise, all as though such payment, transfer or grant had not been made.
     SECTION 46 — This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles); provided, however, that the perfection and effect of the perfection or nonperfection of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdictions.
     SECTION 47 — DEBTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT SITTING IN QUINCY, ILLINOIS, OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE CENTRAL DISTRICT OF ILLINOIS, AS SECURED PARTY MAY ELECT, IN ITS SOLE AND ABSOLUTE DISCRETION, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE COLLATERAL. DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT,

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ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND DEBTOR FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. DEBTOR HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS PROVIDED FOR IN THIS AGREEMENT. DEBTOR AND SECURED PARTY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND SECURED PARTY ARE PARTIES.
     SECTION 48 — This Agreement is for the benefit of Secured Party and shall inure to the benefit of Secured Party, its successors and assigns, including the assignees of or participants in any of the Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of Debtor. This Agreement is assignable by Secured Party, in whole or in part, without notice to Debtor or any other person, and when so assigned, Debtor shall be liable to any assignee or participant under this Agreement without in any manner affecting the liability of Debtor hereunder. This Agreement may not be assigned by Debtor, in whole or in part. Secured Party may provide any assignee or participant with any and all financial and other information concerning Debtor, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Debtor, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor.
     SECTION 49 — This Agreement shall amend, restate and replace the Stock Pledge Agreement (Borrower) dated as of November 10, 2006, executed by Debtor in favor of U.S. Bank, the predecessor in interest to the Secured Party (the “Prior Agreement”). Debtor and Borrower do not intend for this Agreement to be a novation of the Prior Agreement. Instead, all security interests, obligations and conditions of the Prior Agreement shall continue with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects for the benefit of the Secured Party.
     This Agreement executed by Debtor as of                     , 2009.
(SIGNATURES ON FOLLOWING PAGE)

8

SIGNATURE PAGE-
STOCK PLEDGE AGREEMENT (SUBSIDIARY)

Debtor:

By:

Acknowledged by and agreed to by Secured Party as of                     , 2009:

Secured Party:

GREAT RIVER BANCSHARES, INC.

By:
R. Dean Phillips, Chairman of the Board

9

COLLATERAL SCHEDULE #1

Description of Stock Pledged	Stock Certificate Number(s)

10

EXHIBIT D
REVOLVING CREDIT NOTE

$15,000,000.00	April 30, 2009
     FOR VALUE RECEIVED, on the last day of the Revolving Credit Period (as defined in the Loan Agreement [defined below]), the undersigned, MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), the principal sum of Fifteen Million Dollars ($15,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to the Loan Agreement. The aggregate principal amount of Revolving Loans which Lender may have outstanding under this Revolving Note (this “Note”) at any one time shall not exceed Fifteen Million Dollars ($15,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement.
     Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate(s) and on the dates set forth in the Loan Agreement.
     All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.
     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 8620 West Tropicana, Las Vegas, Nevada 89180, or at such other place as Lender may from time to time designate in writing.
     Lender shall record in its books and records the date and amount of each Revolving Loan made by it to Borrower under this Note and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Revolving Loan made to Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is the Revolving Note referred to in the Fourth Amended and Restated Loan Agreement dated as of the date hereof by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain

11

stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.
     If Borrower shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable whether by reason of demand, maturity, acceleration or otherwise, and any such failure shall remain unremedied for five (5) days, or if any other Event of Default shall occur under or within the meaning of the Loan Agreement, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.
     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.
     Lender may, without notice to Borrower or any other party hereto, assign or sell, in whole or in part, participations in this Note (any such assignee or purchaser of a participation, a “Participant”), or any other interests of the Lender hereunder and when so assigned, sold or participated, Borrower shall be liable to any Participant under this Note without in any manner affecting the liability of Borrower hereunder. This Note may not be assigned by Borrower, in whole or in part. Lender may provide such Participants with any and all financial and other information concerning Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Borrower, any Subsidiary Holding Company, and Subsidiary Bank or any other Obligor.
     This Note shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles).

Borrower:

MERCANTILE BANCORP, INC.

By:

Ted T. Awerkamp, President & CEO

12

EXHIBIT E
AMENDED AND RESTATED TERM LOAN A PROMISSORY NOTE

$15,109,112.50	April 30, 2009
     FOR VALUE RECEIVED, the undersigned, MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), assignee of U.S. BANK NATIONAL ASSOCIATION, a national banking association, the principal sum of Fifteen Million One Hundred Nine Thousand One Hundred Twelve Dollars and Fifty Cents ($15,109,112.50) pursuant to the terms of this Amended and Restated Term Loan Promissory Note (this “Note”). The principal amount of this Note shall be due and payable in the amounts and on the dates set forth in the Loan Agreement (defined below). Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate(s) and on the dates set forth in the Loan Agreement.
     All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.
     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 8620 West Tropicana, Las Vegas, Nevada 89180, or at such other place as Lender may from time to time designate in writing.
     Lender shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrower with respect hereto; provided, however, that the obligation of Borrower to repay the amounts due to Lender under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is the Term Note A referred to in the Fourth Amended and Restated Loan Agreement dated as of the date hereof by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.
     If Borrower shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable whether by reason of demand, maturity,

acceleration or otherwise, and any such failure shall remain unremedied for five (5) days, or if any other Event of Default shall occur under or within the meaning of the Loan Agreement, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.
     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor. This Note shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles).
     Lender may, without notice to Borrower or any other party hereto, assign or sell, in whole or in part, participations in this Note (any such assignee or purchaser of a participation, a “Participant”), or any other interests of the Lender hereunder and when so assigned or participated, Borrower shall be liable to any Participant under this Note without in any manner affecting the liability of Borrower hereunder. This Note may not be assigned by Borrower, in whole or in part. Lender may provide such Participants with any and all financial and other information concerning Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Borrower, any Subsidiary Holding Company, and Subsidiary Bank or any other Obligor.
     This Note shall amend, restate and replace the Term Loan Promissory Note dated as of November 10, 2006, executed by Borrower in favor of U.S. Bank National Association, the predecessor in interest to the Lender (the “Prior Note”). Borrower and Lender do not intend for this Note to be a novation of the Prior Note. Instead, the obligations and conditions of the Prior Note shall continue with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects for the benefit of the Lender.

Borrower:

MERCANTILE BANCORP, INC.

By:

Ted T. Awerkamp, President & CEO

2

EXHIBIT F
AMENDED AND RESTATED TERM LOAN B PROMISSORY NOTE

$5,036,609.72	April 30, 2009
     FOR VALUE RECEIVED, the undersigned, MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), the principal sum of Five Million Thirty Six Thousand Six Hundred Nine Dollars and Seventy Two Cents ($5,036,609.72) pursuant to the terms of this Amended and Restated Term Loan B Promissory Note (this “Note”). The principal amount of this Note shall be due and payable in the amounts and on the dates set forth in the Loan Agreement (defined below). Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate(s) and on the dates set forth in the Loan Agreement.
     All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.
     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 8620 West Tropicana, Las Vegas, Nevada 89180, or at such other place as Lender may from time to time designate in writing.
     Lender shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay the amounts due to Lender under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is Term Note B referred to in the Fourth Amended and Restated Loan Agreement dated as of the date hereof by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

     If Borrower shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable whether by reason of demand, maturity, acceleration or otherwise, and any such failure shall remain unremedied for five (5) days, or if any other Event of Default shall occur under or within the meaning of the Loan Agreement, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.
     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor. This Note shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles).
     Lender may, without notice to Borrower or any other party hereto, assign or sell, in whole or in part, participations in this Note (any such assignee or purchaser of a participation, a “Participant”), or any other interests of the Lender hereunder and when so assigned or participated, Borrower shall be liable to any Participant under this Note without in any manner affecting the liability of Borrower hereunder. This Note may not be assigned by Borrower, in whole or in part. Lender may provide such Participants with any and all financial and other information concerning Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Borrower, any Subsidiary Holding Company, and Subsidiary Bank or any other Obligor.
     This Note shall amend, restate and replace the Term Loan B Promissory Note dated as of September 7, 2007, executed by Borrower in favor of U.S. Bank National Association, the predecessor in interest to the Lender (the “Prior Note”). Borrower and Lender do not intend for this Note to be a novation of the Prior Note. Instead, the obligations and conditions of the Prior Note shall continue with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects for the benefit of the Lender.

Borrower:

MERCANTILE BANCORP, INC.

By:

Ted T. Awerkamp, President & CEO

2

EXHIBIT G
AMENDED AND RESTATED TERM LOAN C PROMISSORY NOTE

$2,014,978.34	April 30, 2009
     FOR VALUE RECEIVED, the undersigned, MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), the principal sum of Two Million Fourteen Thousand Nine Hundred Seventy Eight Dollars and Thirty-Four Cents ($2,014,978.34) pursuant to the terms of this Amended and Restated Term Loan C Promissory Note (this “Note”). The principal amount of this Note shall be due and payable in the amounts and on the dates set forth in the Loan Agreement (defined below). Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate(s) and on the dates set forth in the Loan Agreement.
     All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.
     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 8620 West Tropicana, Las Vegas, Nevada 89180, or at such other place as Lender may from time to time designate in writing.
     Lender shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay the amounts due to Lender under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is Term Note C referred to in the Fourth Amended and Restated Loan Agreement dated as of the date hereof by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.
     If Borrower shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable whether by reason of demand, maturity,

acceleration or otherwise, and any such failure shall remain unremedied for five (5) days, or if any other Event of Default shall occur under or within the meaning of the Loan Agreement, then the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.
     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor. This Note shall be governed by and construed in accordance with the substantive laws of the State of Illinois (without reference to conflict of law principles).
     Lender may, without notice to Borrower or any other party hereto, assign or sell, in whole or in part, participations in this Note (any such assignee or purchaser of a participation, a “Participant”), or any other interests of the Lender hereunder and when so assigned or participated, Borrower shall be liable to any Participant under this Note without in any manner affecting the liability of Borrower hereunder. This Note may not be assigned by Borrower, in whole or in part. Lender may provide such Participants with any and all financial and other information concerning Borrower, any Subsidiary Holding Company, any Subsidiary Bank or any other Obligor that has been provided to Lender by Borrower, any Subsidiary Holding Company, and Subsidiary Bank or any other Obligor.
     This Note shall amend, restate and replace the Term Loan C Promissory Note dated as of September 7, 2007, executed by Borrower in favor of U.S. Bank National Association, the predecessor in interest to the Lender (the “Prior Note”). Borrower and Lender do not intend for this Note to be a novation of the Prior Note. Instead, the obligations and conditions of the Prior Note shall continue with only the terms thereof being modified as provided herein and the same are hereby ratified and confirmed in all respects for the benefit of the Lender.

Borrower:

MERCANTILE BANCORP, INC.

By:

Ted T. Awerkamp, President & CEO

2

EXHIBIT H
(Form of Certificate)
                                        , 200___
Great River Bancshares, Inc.
8620 West Tropicana
Las Vegas, Nevada 89180
Attention: R. Dean Phillips
Gentlemen:
     Reference is hereby made to the Fourth Amended and Restated Loan Agreement dated as of April 30, 2009, by and between you and the undersigned (as from time to time amended, the “Agreement”; all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement).
     The undersigned hereby certifies to you to the best of his/her knowledge that as of the date hereof:
          (a) all of the representations and warranties set forth in Section 4 of the Agreement are true and correct;
          (b) no violation or breach of any of the affirmative covenants set forth in Section 5 of the Agreement has occurred and is continuing;
          (c) no violation or breach of any of the negative covenants set forth in Section 6 of the Agreement has occurred and is continuing;
          (d) no Default or Event of Default under the Agreement has occurred and is continuing;
          (e) the financial statements of Borrower, the Subsidiary Holding Companies, and the Subsidiary Banks delivered to you with this letter are true, correct and complete and have been prepared in accordance with GAAP; and the financial covenant information set forth in Schedule 1 to this letter is true and correct.

Very truly yours,

MERCANTILE BANCORP, INC.

By:

Title: